Sales Report:Supplement No. 74 dated Nov 12, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 398082
This series of Notes was issued and sold upon the funding of the borrower loan #45263, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%	Auction start date:	Oct-25-2010
				Auction end date:	Oct-31-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-1995	Debt/Income ratio:	37%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	3 / 3	Length of status:	7y 9m
Amount delinquent:	$13,967	Total credit lines:	17	Occupation:	Bus Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	9	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	savagebenn	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2008) 600-619 (Jun-2008) 620-639 (May-2008) 600-619 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
personel use
Purpose of loan:
(explain what you will be using this loan for)I will be using this loan to payoff deliquent creditors , this is ?the only reason i'm asking for your help
My financial situation:
(explain why you are a good candidate for paying back this loan) I plan to pay this loan on time just like my active loan

Monthly net income: $ 1,ooo bus job, $946 va disability check wife income $750

Monthly expenses: $
??Housing: $ 600 pay with va check
??Insurance: $ 150
??Car expenses: $ 400
??Utilities: $ 150
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 650
??Other expenses: $ 150 gas
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	10/25/2010 3:18:27 PM
frugalinvestor20	$25.00	$25.00	10/25/2010 3:22:21 PM
NekHoldings	$25.00	$25.00	10/27/2010 5:19:36 AM
myutmost	$33.50	$33.50	10/27/2010 3:13:57 PM
return-grizzly	$100.00	$100.00	10/29/2010 12:40:53 AM
jhouman	$25.00	$25.00	10/29/2010 12:29:09 PM
red-favorable-basis	$25.00	$25.00	10/29/2010 1:24:59 PM
FASTIZIO_P	$25.00	$25.00	10/30/2010 3:08:12 AM
zone6	$50.00	$50.00	10/30/2010 5:38:45 AM
blitzen40	$25.00	$25.00	10/30/2010 12:29:55 PM
a-successful-credit	$25.00	$25.00	10/31/2010 5:38:26 AM
SolarMoonshine	$25.00	$25.00	10/30/2010 3:21:39 PM
well-mannered-income3	$30.00	$30.00	10/30/2010 4:39:34 PM
Aberdeen	$999.00	$999.00	10/31/2010 2:51:51 PM
UCLA4life	$50.00	$50.00	10/25/2010 3:35:46 PM
Jasmel	$100.00	$100.00	10/25/2010 6:16:44 PM
big_balla_papi	$25.00	$25.00	10/27/2010 5:04:34 PM
reflective-rupee	$33.00	$33.00	10/29/2010 4:55:19 PM
selector568	$50.00	$50.00	10/29/2010 6:28:20 PM
reasonable-power	$25.00	$25.00	10/29/2010 4:55:09 PM
Jasmel	$126.71	$126.71	10/29/2010 6:27:14 PM
Jasmel	$100.00	$27.79	10/31/2010 2:37:57 PM
cashhelp	$50.00	$50.00	10/31/2010 2:53:06 PM
23 bids
Borrower Payment Dependent Notes Series 426176
This series of Notes was issued and sold upon the funding of the borrower loan #45256, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-21-2010
				Auction end date:	Oct-28-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$287.66
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$287.66

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1999	Debt/Income ratio:	16%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	2y 1m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,458	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	ncaz	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my ex
Purpose of loan: I just got out of a six year relationship and would like to use this loan to pay my ex for my share of a joint credit card of which I am no longer a user. The account does still show up as a revolving account on my credit report. I would also like to pay her to keep some investments we made together that I do not want to sell.
My financial situation: I own my car, and my rent, utilities, and student loans are less than 1/3 of my monthly income. This gives me quite a bit of leeway when it comes to repaying this loan. Monthly net income: $ 3,000Monthly expenses: $ 2,355Rent: $575Utilities $200Car insurance: $80Car expenses: $100Car payment: $0Food, entertainment: $400Clothing, household expenses: $100Credit card, student loans: $400Investments and savings: $500Total: $2,355Available Income: $645
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ethicalhumanist	$25.00	$25.00	10/21/2010 9:55:08 AM
arsisi	$100.00	$100.00	10/21/2010 10:01:28 AM
bid-czar8	$25.00	$25.00	10/21/2010 10:03:59 AM
radiant-loan5	$100.00	$100.00	10/21/2010 10:07:08 AM
beakerfish	$50.00	$50.00	10/21/2010 6:06:29 PM
elegant-commerce7	$100.00	$100.00	10/22/2010 9:37:36 AM
valiant-liberty4	$25.00	$25.00	10/22/2010 11:13:38 AM
successful-agreement7	$100.00	$100.00	10/22/2010 3:27:42 PM
371millwood	$300.00	$300.00	10/23/2010 6:20:34 AM
_NaLNaBB	$400.00	$400.00	10/24/2010 8:40:06 AM
valiant-liberty4	$25.00	$25.00	10/24/2010 10:17:26 AM
lsx7	$144.00	$144.00	10/24/2010 8:40:38 PM
JustMee	$25.00	$25.00	10/25/2010 6:17:48 AM
Gatorzilla	$30.00	$30.00	10/25/2010 11:22:02 AM
teller	$50.00	$50.00	10/25/2010 4:21:45 PM
goodcents	$25.00	$25.00	10/25/2010 4:39:22 PM
musegaze	$100.00	$100.00	10/25/2010 4:35:26 PM
just-point	$25.00	$25.00	10/25/2010 5:47:25 PM
Bob450	$25.00	$25.00	10/25/2010 8:40:41 PM
graceful-investment	$100.00	$100.00	10/26/2010 3:56:54 PM
momoney2lend	$25.00	$25.00	10/26/2010 4:50:36 PM
GElender	$50.00	$50.00	10/26/2010 4:51:57 PM
orangetrust	$50.00	$50.00	10/26/2010 5:07:59 PM
worthy-bid8	$25.00	$25.00	10/26/2010 5:12:47 PM
Wellman	$50.00	$50.00	10/26/2010 5:13:02 PM
ingenious-deal6	$25.00	$25.00	10/26/2010 5:13:24 PM
SolarMoonshine	$25.00	$25.00	10/26/2010 6:00:54 PM
HedgeFund	$50.00	$50.00	10/26/2010 6:50:18 PM
neutrino6	$25.00	$25.00	10/26/2010 6:17:13 PM
psa1995	$25.00	$25.00	10/26/2010 11:57:26 PM
greenback-guard	$25.00	$25.00	10/26/2010 11:10:26 PM
reward-dynamo	$25.00	$25.00	10/27/2010 6:22:51 AM
lagnisiruk	$25.00	$25.00	10/27/2010 9:08:19 AM
b-rent	$25.00	$25.00	10/27/2010 8:47:01 AM
Comoparklender	$50.00	$50.00	10/27/2010 9:55:22 AM
inforapenny	$25.00	$25.00	10/27/2010 11:07:25 AM
octoberfresh	$25.00	$25.00	10/27/2010 10:56:47 AM
anton	$35.00	$35.00	10/27/2010 1:13:14 PM
special-responsibility	$25.00	$25.00	10/27/2010 3:47:17 PM
Sibelius2	$25.00	$25.00	10/27/2010 3:48:23 PM
social-conductor4	$25.00	$25.00	10/27/2010 3:53:31 PM
balance-warrior	$25.00	$25.00	10/27/2010 3:53:42 PM
rhin0cerx	$50.00	$50.00	10/27/2010 3:56:01 PM
money-bauble	$100.00	$100.00	10/27/2010 3:13:36 PM
smear87	$25.00	$25.00	10/27/2010 4:01:03 PM
gotjack	$25.00	$25.00	10/27/2010 4:02:19 PM
lcole32	$25.00	$25.00	10/27/2010 3:50:02 PM
wise-silver-wonder	$25.00	$25.00	10/27/2010 3:53:24 PM
nicklds	$25.00	$25.00	10/27/2010 3:55:53 PM
timepassport	$25.00	$25.00	10/27/2010 3:13:32 PM
point-xylophone	$25.00	$25.00	10/27/2010 4:16:23 PM
Lam0nt	$25.00	$25.00	10/27/2010 3:56:06 PM
lending_well	$50.00	$50.00	10/27/2010 3:56:11 PM
all_of_that_one	$30.00	$30.00	10/27/2010 3:56:23 PM
barefootpaul	$25.00	$25.00	10/27/2010 3:56:50 PM
finance-magma7	$100.00	$60.21	10/27/2010 3:56:59 PM
elegant-loot	$25.00	$25.00	10/27/2010 4:15:52 PM
tech310	$50.00	$50.00	10/27/2010 4:27:40 PM
superb-social	$51.59	$51.59	10/27/2010 4:39:19 PM
FASTIZIO_P	$25.00	$25.00	10/27/2010 4:58:41 PM
boo_hoo	$100.00	$100.00	10/27/2010 4:21:44 PM
silverloan	$34.52	$34.52	10/27/2010 5:01:27 PM
DasMula	$25.00	$25.00	10/27/2010 4:43:01 PM
EngineersAlliance	$50.00	$50.00	10/27/2010 4:52:01 PM
encore02	$50.00	$50.00	10/27/2010 4:44:22 PM
jakdwak	$25.00	$25.00	10/27/2010 5:31:41 PM
loss-of-control	$50.00	$50.00	10/27/2010 6:04:35 PM
cash-arboretum	$28.19	$28.19	10/27/2010 8:20:30 PM
receptive-leverage	$100.00	$100.00	10/27/2010 9:43:54 PM
DHolly	$30.00	$30.00	10/27/2010 6:27:43 PM
SFBank	$200.00	$200.00	10/27/2010 8:06:33 PM
Easystreet	$25.00	$25.00	10/27/2010 6:56:30 PM
soulful-money6	$25.00	$25.00	10/27/2010 8:32:24 PM
bullish2bearish	$31.92	$31.92	10/28/2010 6:46:57 AM
rate-negotiator	$25.00	$25.00	10/28/2010 8:21:49 AM
kttalamo	$25.00	$25.00	10/27/2010 9:57:18 PM
money-aggregator7	$25.00	$25.00	10/28/2010 8:52:28 AM
padewy	$25.00	$25.00	10/28/2010 1:48:54 AM
radionet	$36.78	$36.78	10/28/2010 2:19:57 AM
lawyervon	$25.00	$25.00	10/28/2010 7:00:55 AM
1-HARD-HEAD	$50.00	$50.00	10/28/2010 3:46:30 AM
wonder3	$25.00	$25.00	10/28/2010 6:13:50 AM
amlu1988	$25.00	$25.00	10/28/2010 7:55:01 AM
Get56	$25.00	$25.00	10/28/2010 9:28:35 AM
leverage-monger	$30.00	$30.00	10/28/2010 9:32:33 AM
forthright-trade	$25.00	$25.00	10/28/2010 9:43:05 AM
handshake5	$100.00	$100.00	10/21/2010 10:03:50 AM
hookUup	$25.00	$25.00	10/21/2010 7:02:19 PM
killdare	$25.00	$25.00	10/22/2010 6:01:52 AM
eg192	$75.00	$75.00	10/22/2010 8:40:05 AM
investment-comet	$25.00	$25.00	10/22/2010 11:25:30 AM
inspiring-reward	$100.00	$100.00	10/22/2010 2:06:49 PM
natural-greenback6	$25.00	$25.00	10/22/2010 3:56:10 PM
focused-return366	$30.79	$30.79	10/22/2010 4:15:25 PM
dorfinia	$50.00	$50.00	10/22/2010 6:52:56 PM
foothillender	$25.00	$25.00	10/23/2010 2:40:42 PM
chato2345	$25.00	$25.00	10/23/2010 10:15:04 PM
DirtyJack	$50.00	$50.00	10/24/2010 11:14:25 AM
NoCal	$30.00	$30.00	10/25/2010 2:19:19 AM
skuba	$25.00	$25.00	10/25/2010 4:17:20 PM
shmb6508	$50.00	$50.00	10/25/2010 4:22:39 PM
SeeksValue	$25.00	$25.00	10/25/2010 5:17:55 PM
TuPari	$86.74	$86.74	10/26/2010 6:01:29 AM
TakeCare	$60.00	$60.00	10/26/2010 8:19:01 AM
reflective-rupee	$33.00	$33.00	10/26/2010 10:16:13 AM
well-mannered-income3	$30.00	$30.00	10/26/2010 1:43:03 PM
active-wealth3	$25.00	$25.00	10/26/2010 3:22:49 PM
FinDoc	$25.00	$25.00	10/26/2010 4:39:02 PM
icanhelpyouout	$25.00	$25.00	10/26/2010 4:24:13 PM
jigsaw	$50.00	$50.00	10/26/2010 4:56:17 PM
shrewd-peace7	$25.00	$25.00	10/26/2010 4:44:46 PM
mercuriant	$25.00	$25.00	10/26/2010 4:46:21 PM
red-power-pecan	$50.00	$50.00	10/26/2010 5:03:35 PM
JJ9876	$25.00	$25.00	10/26/2010 5:09:49 PM
suave-dime6	$25.00	$25.00	10/26/2010 6:03:10 PM
a275ranger	$30.00	$30.00	10/26/2010 6:09:50 PM
dynrep	$25.00	$25.00	10/26/2010 6:05:09 PM
itsmaj	$30.96	$30.96	10/26/2010 8:40:53 PM
silver-dogwood4	$25.00	$25.00	10/26/2010 9:42:54 PM
vigorous-moola	$36.00	$36.00	10/27/2010 5:13:56 AM
helping-out	$75.00	$75.00	10/27/2010 9:19:36 AM
nilonc1	$70.00	$70.00	10/27/2010 1:46:34 PM
dime-capo	$25.00	$25.00	10/27/2010 10:18:21 AM
MadHun	$69.22	$69.22	10/27/2010 2:16:28 PM
Scoote2912	$25.00	$25.00	10/27/2010 3:49:17 PM
peso-miser	$25.00	$25.00	10/27/2010 3:50:01 PM
spsavage	$25.00	$25.00	10/27/2010 3:53:48 PM
bold-yield-rumbler	$25.00	$25.00	10/27/2010 3:56:04 PM
impressive-loan9	$50.00	$50.00	10/27/2010 3:56:10 PM
srgriff	$25.00	$25.00	10/27/2010 3:56:53 PM
lendme2	$38.09	$38.09	10/27/2010 3:13:03 PM
Whipster	$50.00	$50.00	10/27/2010 3:49:57 PM
DreamsDoComeTrue	$51.81	$51.81	10/27/2010 3:52:51 PM
kaykarun	$25.00	$25.00	10/27/2010 3:53:12 PM
sarisai	$25.00	$25.00	10/27/2010 3:56:08 PM
new-social-economist	$50.00	$50.00	10/27/2010 3:56:55 PM
1nvest	$25.00	$25.00	10/27/2010 3:47:57 PM
youthful-greenback3	$25.00	$25.00	10/27/2010 3:53:39 PM
greenback-guard	$25.00	$25.00	10/27/2010 4:22:33 PM
careful-compassion	$25.00	$25.00	10/27/2010 5:10:04 PM
wwwUniversal	$25.00	$25.00	10/27/2010 8:16:12 PM
Madmigel	$40.87	$40.87	10/27/2010 6:18:19 PM
soulful-money6	$25.00	$25.00	10/27/2010 8:36:39 PM
loss-of-control	$50.00	$50.00	10/27/2010 6:04:56 PM
mpatrick	$25.00	$25.00	10/27/2010 8:09:21 PM
photo999	$25.00	$25.00	10/27/2010 9:05:34 PM
Gaelicman	$60.89	$60.89	10/27/2010 8:04:05 PM
rapid-currency	$25.00	$25.00	10/27/2010 8:37:15 PM
california5andime	$25.00	$25.00	10/27/2010 9:04:20 PM
Leshan	$50.00	$50.00	10/28/2010 8:17:12 AM
1stBankAndHal	$25.00	$25.00	10/28/2010 8:32:55 AM
peregrine	$34.98	$34.98	10/27/2010 10:26:23 PM
gjm6d	$25.00	$25.00	10/28/2010 5:34:23 AM
Nerdster1	$25.01	$25.01	10/28/2010 9:20:54 AM
autonomous-truth	$50.00	$50.00	10/27/2010 11:42:14 PM
sgt-schultz	$25.00	$25.00	10/28/2010 6:01:05 AM
satisfying-deal5	$28.35	$28.35	10/28/2010 2:15:28 AM
loan-fate	$33.69	$33.69	10/28/2010 2:22:43 AM
attractive-fund	$62.39	$62.39	10/28/2010 8:47:25 AM
enriching-payout	$25.00	$25.00	10/28/2010 9:15:52 AM
160 bids
Borrower Payment Dependent Notes Series 464764
This series of Notes was issued and sold upon the funding of the borrower loan #45272, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-29-2010
				Auction end date:	Nov-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 38.21%	Final monthly payment:	$269.72

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.28%
Lender servicing fee:	1.00%	Estimated return:	13.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1995	Debt/Income ratio:	36%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,191	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	avslover1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2009) 560-579 (Mar-2008) 560-579 (Feb-2008) 660-679 (Jul-2007)
Principal balance:	$1,009.92	31+ days late:	0 ( 0% )
Total payments billed:	48
Description
clean up my act and pay off bills
Purpose of loan:
This loan will be used to? clean up my act and pay off some very high interest credit cards.

My financial situation:
I am a good candidate for this loan because?
this is will be my third loan with prosper and I have never been late.
Monthly net income: $ 3038.46

Monthly expenses: $
??Housing: $ 954.00
??Insurance: $ 400.00
??Car expenses: $ 200.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Legally_Blonde	$25.00	$25.00	10/30/2010 7:31:36 AM
glroark	$50.00	$50.00	10/30/2010 1:00:57 PM
red-favorable-basis	$25.00	$25.00	11/3/2010 9:25:12 AM
YoungTaxMan	$100.00	$100.00	11/3/2010 4:37:55 PM
loss-of-control	$50.00	$50.00	11/3/2010 6:07:49 PM
brother_tam	$500.00	$500.00	11/3/2010 9:20:15 PM
supreme-hope	$25.00	$25.00	11/4/2010 7:39:39 AM
mikeandcat	$50.00	$50.00	11/4/2010 9:07:06 AM
Kash2010lu	$50.00	$50.00	11/4/2010 3:45:35 PM
radiant-loan5	$200.00	$200.00	11/4/2010 5:42:15 PM
visionary-fund	$25.00	$25.00	11/4/2010 5:14:46 PM
sensible-fund	$80.00	$80.00	11/4/2010 4:32:06 PM
LittleMingo	$28.40	$28.40	11/4/2010 7:04:30 PM
DenimCapital	$25.00	$25.00	11/4/2010 8:26:02 PM
LeverageLender	$25.00	$25.00	11/4/2010 8:58:30 PM
jameswmooreiii	$35.00	$35.00	11/4/2010 9:14:31 PM
blitzen40	$35.00	$35.00	11/4/2010 8:26:24 PM
jojofrankie	$69.32	$69.32	11/4/2010 7:29:24 PM
Loanstou	$56.77	$56.77	11/4/2010 7:37:24 PM
pposFUNDing	$25.91	$25.91	11/4/2010 9:43:47 PM
investment-happiness	$75.00	$75.00	11/4/2010 9:54:17 PM
DasMula	$123.96	$123.96	11/4/2010 10:09:07 PM
spectrumlend	$25.00	$25.00	11/4/2010 7:42:51 PM
worth-excellence4	$25.00	$25.00	11/4/2010 9:47:33 PM
skip6330	$50.00	$50.00	11/5/2010 2:46:49 AM
AlexTrep	$25.00	$25.00	11/4/2010 11:02:58 PM
awesome-silver	$100.00	$100.00	11/4/2010 11:04:15 PM
verticalhorizon	$25.00	$25.00	11/5/2010 4:39:28 AM
return-grizzly	$100.00	$100.00	11/5/2010 2:34:10 AM
loanman2007	$100.00	$100.00	11/5/2010 5:21:36 AM
gain-implementer	$300.00	$300.00	11/5/2010 3:05:54 AM
beach_bum	$25.00	$25.00	11/5/2010 6:55:25 AM
realtormoises	$25.00	$25.00	11/5/2010 6:02:59 AM
lucrative-loan	$50.00	$50.00	11/5/2010 7:44:22 AM
market-pudding	$25.00	$25.00	11/5/2010 5:09:50 AM
enthralling-investment	$25.00	$25.00	11/5/2010 5:39:26 AM
ronin4sale	$25.00	$25.00	11/5/2010 7:00:00 AM
economy-popcorn	$25.00	$25.00	11/5/2010 8:09:22 AM
grampy48	$25.00	$25.00	11/5/2010 8:13:53 AM
wlm3012	$25.00	$25.00	11/5/2010 8:59:41 AM
investment-artist	$25.00	$25.00	11/5/2010 10:04:59 AM
Elevate2012	$25.00	$25.00	11/5/2010 10:10:58 AM
djkaiser	$25.00	$25.00	11/5/2010 10:08:59 AM
heerzaquestion	$25.00	$25.00	11/5/2010 8:32:02 AM
testguy	$25.00	$25.00	11/5/2010 11:09:18 AM
AaronL	$25.00	$25.00	11/5/2010 9:31:45 AM
rutzebach	$40.00	$40.00	11/5/2010 12:06:02 PM
wealth-multiplier	$25.00	$25.00	11/5/2010 12:12:42 PM
Jordan1123	$25.00	$25.00	11/5/2010 12:44:36 PM
mg95	$30.00	$30.00	11/5/2010 12:59:57 PM
shrewd-income	$60.00	$60.00	11/5/2010 1:55:01 PM
cforell	$28.94	$28.94	11/5/2010 1:56:15 PM
tarion3	$25.00	$25.00	11/5/2010 2:00:15 PM
124SpiderMan	$50.00	$50.00	11/5/2010 2:02:12 PM
Amber_Stone	$50.00	$50.00	10/29/2010 3:40:27 PM
myutmost	$35.52	$35.52	10/30/2010 5:47:59 AM
Tuss12	$100.00	$100.00	11/1/2010 7:10:07 PM
Moe87	$25.00	$25.00	11/2/2010 4:04:07 AM
eod_man	$130.00	$130.00	11/2/2010 5:24:52 AM
good4loan	$25.00	$25.00	11/2/2010 1:47:15 PM
reflective-rupee	$44.00	$44.00	11/2/2010 3:13:45 PM
YoungTaxMan	$250.00	$250.00	11/4/2010 12:06:19 PM
Aberdeen	$999.00	$999.00	11/4/2010 3:26:56 PM
FarmersBank	$75.00	$75.00	11/4/2010 5:35:58 PM
bughead	$25.00	$25.00	11/4/2010 5:57:38 PM
Bob450	$35.00	$35.00	11/4/2010 8:29:36 PM
UBOtto186	$25.00	$25.00	11/4/2010 10:24:29 PM
silver-parsec	$30.00	$30.00	11/4/2010 11:02:25 PM
chaching	$100.00	$100.00	11/4/2010 11:35:35 PM
tidy-cash1	$33.12	$33.12	11/4/2010 9:06:38 PM
golffish2	$100.00	$100.00	11/5/2010 4:27:44 AM
minnesotafinancial	$25.00	$25.00	11/5/2010 6:39:10 AM
Belair_Advisors	$25.00	$25.00	11/5/2010 2:46:47 AM
principal-laser	$71.29	$71.29	11/5/2010 7:16:27 AM
atlas100	$25.00	$25.00	11/5/2010 7:42:03 AM
VikingLender	$25.00	$25.00	11/5/2010 5:35:23 AM
rate-negotiator	$25.00	$25.00	11/5/2010 6:25:40 AM
mikeandcat	$61.17	$61.17	11/5/2010 8:30:12 AM
brightest-income-hunter	$50.00	$50.00	11/5/2010 9:11:32 AM
grampy48	$25.00	$25.00	11/5/2010 8:15:42 AM
mikeandcat	$50.00	$50.00	11/5/2010 8:29:17 AM
mikelance7	$25.00	$25.00	11/5/2010 7:33:43 AM
skaught	$25.00	$25.00	11/5/2010 8:12:58 AM
heroic-benefit	$200.00	$47.60	11/5/2010 8:18:03 AM
Socorro_Capital_Partners	$25.00	$25.00	11/5/2010 10:06:40 AM
american-investor	$50.00	$50.00	11/5/2010 9:55:01 AM
Leshan	$75.00	$75.00	11/5/2010 10:35:14 AM
gothampark	$25.00	$25.00	11/5/2010 12:08:06 PM
sturdy-peace9	$50.00	$50.00	11/5/2010 12:48:56 PM
sparkling-contract7	$25.00	$25.00	11/5/2010 1:55:35 PM
houli123	$50.00	$50.00	11/5/2010 1:46:43 PM
corporatejim	$25.00	$25.00	11/5/2010 1:59:47 PM
92 bids
Borrower Payment Dependent Notes Series 479534
This series of Notes was issued and sold upon the funding of the borrower loan #45242, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-19-2010
				Auction end date:	Oct-26-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$135.71

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1983	Debt/Income ratio:	23%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	5y 4m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,370	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	rapid-rate4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Pay down my smaller credit cards????
My financial situation:
I am a good candidate for this loan because?
I have not been late with any payments as you can see this will help me restart to build my credit
Monthly net income: $
$2600 + Bonus
Monthly expenses: $
??Housing: $ 588
??Insurance: $ 91
??Car expenses: $331
??Utilities: $ 75
??Phone, cable, internet: $ 108
??Food, entertainment: $ 150
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 400
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: c my page please - Tono
A: Total monthly expenses include rent, car payment/insurance, electric, cable, phone, credit cards/personal loans, food/entertainment/living expenses. Car will be paid in full in 19 months ($331). $ 2,350.00 total monthly expenses (Oct-25-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loan-kung-fu	$50.00	$50.00	10/20/2010 2:37:28 AM
inspiring-reward	$100.00	$100.00	10/22/2010 3:26:27 PM
worthy-bid8	$25.00	$25.00	10/22/2010 4:06:17 PM
principal-jedi	$100.00	$100.00	10/24/2010 1:55:31 PM
bold-shrewd-duty	$25.00	$25.00	10/25/2010 4:05:33 PM
Cash_Angel	$25.00	$25.00	10/25/2010 4:05:59 PM
famous-bill	$25.00	$25.00	10/25/2010 4:06:21 PM
bold-yield-rumbler	$25.00	$25.00	10/25/2010 4:15:48 PM
green-capital-hornet	$25.00	$25.00	10/25/2010 4:09:09 PM
puifais	$25.00	$25.00	10/25/2010 4:05:44 PM
the-credit-maker	$50.00	$50.00	10/25/2010 4:05:50 PM
UBOtto186	$25.00	$25.00	10/25/2010 4:05:53 PM
momoney2lend	$25.00	$25.00	10/25/2010 4:08:58 PM
jasperpants	$25.00	$25.00	10/25/2010 4:24:06 PM
graceful-investment	$100.00	$100.00	10/25/2010 4:12:47 PM
head	$25.00	$25.00	10/25/2010 4:23:50 PM
Lam0nt	$25.00	$25.00	10/25/2010 4:29:49 PM
retired272	$25.00	$25.00	10/25/2010 4:31:01 PM
visionary-currency	$50.00	$50.00	10/25/2010 4:53:15 PM
MoonMama	$25.00	$25.00	10/25/2010 4:56:54 PM
MarinLoans	$25.00	$25.00	10/25/2010 6:33:01 PM
tech310	$40.00	$40.00	10/25/2010 6:30:47 PM
generous-deal6	$25.00	$25.00	10/25/2010 6:32:58 PM
best-unbeatable-transaction	$25.00	$25.00	10/25/2010 8:03:57 PM
vine99	$40.00	$40.00	10/25/2010 9:03:34 PM
thatguyoverseas	$30.00	$30.00	10/25/2010 10:24:53 PM
dough-destiny	$25.00	$25.00	10/26/2010 10:40:42 AM
p2ploan-charmer	$25.00	$25.00	10/26/2010 10:41:05 AM
equitable-yield4	$25.00	$25.00	10/26/2010 10:40:02 AM
velvetsmog	$25.00	$25.00	10/26/2010 10:40:48 AM
iolaire	$25.00	$25.00	10/26/2010 10:40:58 AM
truth-magma	$25.00	$25.00	10/26/2010 10:41:05 AM
leverage-hawk	$25.00	$25.00	10/26/2010 10:41:07 AM
healthy-commerce	$25.00	$25.00	10/26/2010 10:41:03 AM
108lender	$50.00	$50.00	10/26/2010 10:41:30 AM
Kselr	$43.67	$43.67	10/26/2010 12:32:49 PM
double22	$50.00	$50.00	10/26/2010 2:32:53 PM
majestic-currency3	$50.00	$50.00	10/26/2010 3:13:02 PM
agiovasil	$25.00	$25.00	10/20/2010 11:10:45 AM
TakeCare	$50.00	$50.00	10/20/2010 3:49:12 PM
helping-out	$25.00	$25.00	10/21/2010 8:12:43 PM
valiant-liberty4	$25.00	$25.00	10/22/2010 11:12:10 AM
nilonc1	$50.00	$50.00	10/22/2010 3:08:14 PM
money-bauble	$30.37	$30.37	10/23/2010 2:35:48 PM
Aleut	$25.00	$25.00	10/25/2010 4:07:39 PM
copper	$50.00	$50.00	10/25/2010 4:07:12 PM
Anny-Disco	$25.00	$25.00	10/25/2010 4:05:57 PM
gotjack	$25.00	$25.00	10/25/2010 4:15:32 PM
gold-channel2	$50.00	$50.00	10/25/2010 4:10:15 PM
heroic-benefit	$200.00	$200.00	10/25/2010 5:28:44 PM
bid-treaty	$36.00	$36.00	10/25/2010 6:14:16 PM
eronyc	$25.00	$25.00	10/25/2010 6:30:53 PM
data2360	$50.00	$50.00	10/25/2010 5:13:54 PM
icecoldcash	$30.00	$30.00	10/25/2010 6:32:55 PM
the-upbeat-p2p	$50.00	$50.00	10/25/2010 6:30:51 PM
euro-banker	$50.00	$50.00	10/25/2010 6:30:59 PM
Debby	$25.00	$25.00	10/25/2010 6:31:19 PM
rmblue	$25.00	$25.00	10/25/2010 7:31:36 PM
GInBaghdad	$25.00	$25.00	10/25/2010 6:50:59 PM
DHolly	$30.00	$30.00	10/25/2010 7:14:55 PM
bright-balance	$26.69	$26.69	10/26/2010 2:19:33 AM
contract-maracas	$26.62	$26.62	10/26/2010 10:40:21 AM
majestic-principal1	$50.00	$50.00	10/26/2010 10:41:04 AM
Mathiaslh	$25.00	$25.00	10/26/2010 10:41:35 AM
LuvToLend	$25.00	$25.00	10/26/2010 10:39:57 AM
virtuous-bill1	$50.00	$50.00	10/26/2010 10:40:07 AM
mclilpaws	$25.00	$25.00	10/26/2010 10:40:32 AM
barefootpaul	$25.00	$25.00	10/26/2010 10:40:58 AM
social-caravan	$50.00	$50.00	10/26/2010 10:41:06 AM
DadWarbucks	$50.00	$50.00	10/26/2010 10:52:20 AM
HenryS	$50.00	$50.00	10/26/2010 10:40:09 AM
bulsa	$50.00	$50.00	10/26/2010 10:40:17 AM
FEWDollars	$25.00	$25.00	10/26/2010 10:41:42 AM
well-mannered-marketplace5	$25.00	$25.00	10/26/2010 2:10:53 PM
EretzCapital	$60.00	$60.00	10/26/2010 3:17:44 PM
EretzCapital	$140.00	$131.65	10/26/2010 3:34:57 PM
76 bids
Borrower Payment Dependent Notes Series 480872
This series of Notes was issued and sold upon the funding of the borrower loan #45243, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-21-2010
				Auction end date:	Oct-28-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 33.56%	Starting monthly payment:	$41.09
Final lender yield:	18.75%	Final borrower rate/APR:	19.75% / 25.53%	Final monthly payment:	$37.04

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.24%
Lender servicing fee:	1.00%	Estimated return:	7.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2000	Debt/Income ratio:	8%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,748	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	No
Screen name:	emphatic-silver	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my credit debt
Purpose of loan:
This loan will be used to PAY OFF SOME OF MY CREDIT DEBT.

My financial situation:
I am a good candidate for this loan because i PAY MY BILLS ON TIME.

Monthly net income: $ 2300????

Monthly expenses: $
??Housing: $ 755????
??Insurance: $ 150
??Car expenses: $0?????????
??Utilities: $?100????
??Phone, cable, internet: $200?
??Food, entertainment: $100
??Clothing, household expenses $0
??Credit cards and other loans: $ 300
??Other expenses: $ SCHOOL 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	10/21/2010 9:59:19 AM
maccpro1	$50.00	$50.00	10/24/2010 5:30:14 PM
wlm3012	$25.00	$25.00	10/26/2010 8:32:16 AM
5kids5	$25.00	$25.00	10/26/2010 4:09:10 PM
j5505	$99.00	$99.00	10/27/2010 4:42:34 AM
kendigme	$25.00	$25.00	10/27/2010 4:25:05 AM
yurison	$25.00	$25.00	10/27/2010 6:35:42 AM
Leshan	$25.00	$25.00	10/27/2010 8:14:36 AM
atomantic	$25.00	$25.00	10/27/2010 10:40:26 AM
Astyanax	$70.00	$70.00	10/27/2010 12:39:43 PM
FinanceEngine	$25.00	$25.00	10/27/2010 10:41:57 AM
phchristensen	$50.00	$50.00	10/27/2010 3:58:28 PM
Susie-Q	$25.00	$25.00	10/27/2010 5:53:18 PM
scamps	$25.00	$25.00	10/27/2010 8:16:30 PM
capital-kingdom	$50.00	$50.00	10/28/2010 6:10:42 AM
grampy48	$25.00	$25.00	10/28/2010 9:34:46 AM
ultimate-peace	$25.00	$25.00	10/28/2010 8:54:21 AM
silver-dogwood4	$25.00	$6.00	10/28/2010 9:51:02 AM
interstellar	$50.00	$50.00	10/23/2010 6:26:48 AM
Reliance_Banker	$25.00	$25.00	10/23/2010 3:52:56 PM
JaceSpade	$25.00	$25.00	10/23/2010 4:26:23 PM
FundMaker	$25.00	$25.00	10/25/2010 1:04:19 PM
LendingMind	$50.00	$50.00	10/26/2010 7:21:01 PM
DADOF1	$25.00	$25.00	10/27/2010 8:11:09 AM
dudebrah	$25.00	$25.00	10/27/2010 10:59:28 AM
UCSBGAUCHOS	$25.00	$25.00	10/27/2010 4:04:47 PM
friendinmoney	$25.00	$25.00	10/28/2010 9:03:05 AM
SkinnyFish	$25.00	$25.00	10/28/2010 5:16:33 AM
point-enforcer	$25.00	$25.00	10/28/2010 6:16:32 AM
amlu1988	$25.00	$25.00	10/28/2010 7:57:27 AM
loanermn	$25.00	$25.00	10/28/2010 8:53:50 AM
31 bids
Borrower Payment Dependent Notes Series 480890
This series of Notes was issued and sold upon the funding of the borrower loan #45255, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-08-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$254.15
Final lender yield:	11.95%	Final borrower rate/APR:	12.95% / 15.09%	Final monthly payment:	$252.52

Auction yield range:	5.71% - 12.40%	Estimated loss impact:	5.15%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-2003	Debt/Income ratio:	17%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 3	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	endorphin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	32 ( 100% )	760-779 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	0 ( 0% )	660-679 (Sep-2007) 660-679 (Aug-2007) 660-679 (Jun-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
2nd Prosper Loan Business Expansion
Purpose of loan:
This loan will mainly be used to purchase more inventory, build a website, and to finance server equipment cost for my growing online tech business. A small portion of it will also be used to consolidate other miscellaneous smaller amount of credit card debts. Up until this point, the monthly revenue is about $8000 - $10,000 with profit range at about 20%.

The main platform used so far is eBay, Amazon Marketplace, Buy.com Marketplace, Pricegrabber, and iOffer. With this additional funding, I'd like to expand the business with a dedicated website. Hence a larger stock inventory is needed.

My financial situation:
Currently I work as a senior support specialist for a PC hardware and consumer electronics manufacturer. I have a Bachelor of Science degree in MIS from Iowa State University. A good steady job with opportunities for advancement, I am also currently single and not attached to anybody, therefore everything that I earn is spent for myself and myself only. There is no extra burden of expense for other family members. I have a very low life maintenace fees. My rent is exactly $350, and I don't have a vulgar lifestyle. I work on weekdays, and only go out on Saturdays. I can confidently pay off this loan, hopefully faster than the scheduled time-frame.

On a side note, I'm a good candidate for this loan because I used to be with Prosper.com 3 years ago and paid off my loan successfully - earlier than the original scheduled time frame. I can provide a letter of payment as a proof, supplied directly by Prosper.com

Monthly net income:
Salary $2800
Income from my tech business: roughly $2000

Monthly expenses:
??Housing: $350
??Insurance: $30
??Car expenses: $100
??Utilities: $10
??Phone, cable, internet: $50
??Food, entertainment: $200
??Clothing, household expenses $10
? Miscellaneous expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BxRealtor	$25.00	$25.00	11/1/2010 3:23:51 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:41:53 PM
circustab	$50.00	$50.00	11/1/2010 7:05:54 PM
billquality	$224.49	$224.49	11/1/2010 6:03:26 PM
MoneyForNothing	$58.46	$58.46	11/1/2010 11:13:19 PM
seahorse2008	$25.00	$25.00	11/2/2010 6:22:36 AM
persistent-bazaar	$50.00	$50.00	11/2/2010 7:47:16 AM
valiant-liberty4	$25.00	$25.00	11/2/2010 9:13:33 AM
The_Loan_Runner	$25.00	$25.00	11/2/2010 9:57:43 AM
lsx7	$200.00	$200.00	11/2/2010 10:46:22 AM
Requiem	$25.00	$25.00	11/2/2010 12:25:47 PM
Goodthing	$400.00	$400.00	11/2/2010 3:24:28 PM
Islandgal	$25.16	$25.16	11/2/2010 3:55:29 PM
Barky52	$25.00	$25.00	11/2/2010 6:57:25 PM
Chessplayer71	$28.44	$28.44	11/3/2010 7:04:24 AM
investment-artist	$25.00	$25.00	11/3/2010 9:53:02 AM
Chesterite	$89.15	$89.15	11/3/2010 9:08:15 PM
upperdeck	$25.00	$25.00	11/4/2010 4:21:00 AM
Kessler	$25.00	$25.00	11/4/2010 9:42:40 AM
peso-fortress	$25.00	$25.00	11/4/2010 8:26:01 AM
outofoffice	$100.00	$100.00	11/4/2010 10:18:26 AM
yogi1975	$25.00	$25.00	11/4/2010 11:37:39 AM
vulgy	$25.00	$25.00	11/4/2010 12:18:32 PM
StrongMonty	$31.50	$31.50	11/4/2010 2:03:37 PM
FinanceEngine	$28.00	$28.00	11/4/2010 2:06:06 PM
hookUup	$100.00	$100.00	11/4/2010 9:51:01 PM
420limo	$26.29	$26.29	11/4/2010 10:43:13 PM
jaesposito	$25.00	$25.00	11/4/2010 8:32:20 PM
priceless-cash5	$25.00	$25.00	11/5/2010 4:22:59 AM
bigmacbeef	$55.00	$55.00	11/5/2010 3:00:43 AM
SpotLending	$50.00	$50.00	11/5/2010 7:27:29 AM
Loan-Mart	$110.76	$110.76	11/5/2010 7:47:24 AM
economy-popcorn	$25.00	$25.00	11/5/2010 8:13:06 AM
rmpedi33	$50.00	$50.00	11/5/2010 8:45:22 AM
tomdooley12520	$25.00	$25.00	11/5/2010 9:05:33 AM
THEHORN	$25.00	$25.00	11/5/2010 11:52:59 AM
friendinmoney	$41.53	$41.53	11/5/2010 9:55:43 AM
Mindful7	$25.00	$25.00	11/5/2010 10:31:05 AM
service_coordinator	$26.16	$26.16	11/5/2010 1:48:34 PM
Independenttools	$25.00	$25.00	11/5/2010 1:06:02 PM
Sol_Invictus	$25.00	$25.00	11/5/2010 5:05:06 PM
atomantic	$75.00	$75.00	11/5/2010 4:32:41 PM
mmullen2	$50.00	$50.00	11/5/2010 4:40:53 PM
Gaelicman	$100.00	$100.00	11/5/2010 5:53:12 PM
penny-finder	$25.00	$25.00	11/5/2010 11:48:10 PM
worth-excellence4	$25.00	$25.00	11/5/2010 11:54:01 PM
MonkeyHero	$34.53	$34.53	11/6/2010 10:11:09 AM
TechieLender	$75.00	$75.00	11/6/2010 8:57:37 AM
crw1950	$37.00	$37.00	11/7/2010 7:53:39 AM
2Below	$25.00	$25.00	11/7/2010 7:37:19 AM
Greylox	$25.00	$25.00	11/7/2010 11:32:16 AM
KaChingInvestments	$25.00	$25.00	11/7/2010 10:07:42 AM
penny-plato	$50.00	$50.00	11/7/2010 2:15:28 PM
340	$29.82	$29.82	11/7/2010 1:45:14 PM
hidavehi	$30.00	$30.00	11/7/2010 5:38:34 PM
arenangelchild	$31.47	$31.47	11/7/2010 7:17:45 PM
Weiler63	$150.00	$150.00	11/7/2010 7:59:13 PM
JCM_MN	$49.00	$49.00	11/7/2010 6:44:19 PM
Aberdeen	$999.99	$999.99	11/8/2010 2:24:39 AM
lucrative-durability	$25.00	$25.00	11/8/2010 4:14:13 AM
loyalist1	$200.00	$200.00	11/8/2010 8:22:51 AM
Jim33	$25.00	$25.00	11/8/2010 8:59:38 AM
bonus-quark4	$25.00	$25.00	11/8/2010 6:46:59 AM
bold-enriching-capital	$50.00	$50.00	11/8/2010 10:30:59 AM
classiccitizen	$30.00	$30.00	11/8/2010 10:33:04 AM
wwwUniversal	$25.00	$25.00	11/8/2010 10:52:28 AM
Jag97	$27.62	$27.62	11/8/2010 10:53:15 AM
proper-revenue7	$25.00	$25.00	11/8/2010 10:54:12 AM
JDL51	$50.00	$50.00	11/8/2010 8:47:15 AM
ChoiceInvestments	$25.00	$25.00	11/8/2010 10:10:21 AM
LittleMingo	$32.91	$32.91	11/8/2010 10:16:01 AM
honey-money	$25.00	$25.00	11/8/2010 11:26:20 AM
mgking007	$59.00	$59.00	11/8/2010 11:00:44 AM
toomanyfishtanks	$25.00	$25.00	11/8/2010 12:58:14 PM
rate-negotiator	$25.00	$25.00	11/8/2010 1:02:27 PM
revenue-appraiser	$25.00	$25.00	11/8/2010 1:38:46 PM
roben12	$25.00	$25.00	11/8/2010 2:05:10 PM
grampy48	$50.00	$50.00	11/8/2010 12:42:30 PM
sturdy-velocity6	$25.00	$25.00	11/8/2010 11:05:45 AM
Champion_Lending	$25.00	$25.00	11/8/2010 11:08:43 AM
p2ploan-sensation211	$40.00	$40.00	11/8/2010 2:41:56 PM
moneytolend72	$25.00	$25.00	11/8/2010 12:47:58 PM
mcs99	$100.00	$100.00	11/8/2010 1:16:27 PM
Trapman13	$50.00	$50.00	11/8/2010 1:33:05 PM
RecoveryLender	$25.00	$25.00	11/8/2010 2:57:40 PM
atlas100	$50.00	$50.00	11/8/2010 2:58:20 PM
justice-magnate	$114.63	$114.63	11/8/2010 2:55:45 PM
CA_Lender	$25.00	$25.00	11/1/2010 3:06:34 PM
platinum-hunter7	$35.00	$35.00	11/1/2010 3:24:52 PM
penny-plato	$25.00	$25.00	11/1/2010 5:19:41 PM
Milonguero	$100.00	$100.00	11/1/2010 7:21:32 PM
johnrx	$50.00	$50.00	11/2/2010 12:26:59 AM
OzGuy609	$25.00	$25.00	11/2/2010 4:16:07 AM
natedog666	$145.00	$145.00	11/2/2010 7:00:45 AM
boomarang2	$25.00	$25.00	11/2/2010 9:35:08 AM
mlb1	$25.00	$25.00	11/3/2010 9:43:32 AM
Nailman88	$50.00	$50.00	11/3/2010 7:43:50 PM
FundMaker	$25.00	$25.00	11/4/2010 12:04:19 PM
Soulphoniks-Holdings	$51.83	$51.83	11/4/2010 3:17:51 PM
justice-collector	$25.00	$25.00	11/4/2010 3:55:19 PM
integrity-doctor	$100.00	$100.00	11/4/2010 4:13:50 PM
bonus-sensai825	$25.00	$25.00	11/5/2010 6:26:58 AM
cashasaurus0	$200.00	$200.00	11/5/2010 7:57:57 AM
aspire2grow	$25.00	$25.00	11/5/2010 9:19:28 AM
squarebob	$25.00	$25.00	11/5/2010 6:30:06 PM
bannybucks	$25.00	$25.00	11/5/2010 7:43:30 PM
jms1983	$25.00	$25.00	11/6/2010 2:29:52 AM
JackinGreen	$50.00	$50.00	11/6/2010 8:05:52 AM
Dollars4Rent	$25.00	$25.00	11/6/2010 11:10:17 AM
_SCI_	$25.00	$25.00	11/6/2010 10:09:16 AM
Earnest_Money	$25.00	$25.00	11/6/2010 3:12:12 PM
mojii77	$50.00	$50.00	11/7/2010 7:32:17 AM
Johnab	$25.00	$25.00	11/7/2010 7:42:26 AM
lightninghcky7	$25.00	$25.00	11/7/2010 1:49:44 PM
ddamenace	$50.00	$50.00	11/7/2010 7:33:18 PM
LoanerPrincipal	$100.00	$100.00	11/7/2010 7:06:41 PM
crdcteng	$50.00	$50.00	11/7/2010 5:49:29 PM
power-cell	$25.00	$25.00	11/7/2010 8:43:54 PM
generous-deal6	$50.00	$50.00	11/7/2010 11:00:00 PM
attractive-point956	$25.00	$25.00	11/8/2010 5:48:41 AM
mbf2234	$25.00	$25.00	11/8/2010 2:41:40 AM
The-Lighthouse-Group	$25.00	$25.00	11/7/2010 7:20:48 PM
BrighterSuns	$25.00	$25.00	11/8/2010 7:02:26 AM
wlm3012	$25.00	$25.00	11/8/2010 7:59:07 AM
Leopoldine	$25.31	$25.31	11/8/2010 8:44:27 AM
radiant-return	$50.00	$50.00	11/8/2010 8:55:06 AM
favorite-commerce	$50.00	$50.00	11/8/2010 7:43:12 AM
new-ore-venture	$200.00	$126.95	11/8/2010 10:25:15 AM
indomitable-coin	$50.00	$50.00	11/8/2010 10:35:35 AM
orbital-return316	$25.00	$25.00	11/8/2010 11:57:23 AM
friendinmoney	$25.00	$25.00	11/8/2010 2:46:27 PM
jpblan11	$25.00	$25.00	11/8/2010 2:47:47 PM
captainzero	$55.00	$55.00	11/8/2010 2:15:26 PM
DoctorJoe	$25.00	$25.00	11/8/2010 2:59:49 PM
atlas100	$50.00	$50.00	11/8/2010 2:58:56 PM
135 bids
Borrower Payment Dependent Notes Series 481230
This series of Notes was issued and sold upon the funding of the borrower loan #45268, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Oct-25-2010
				Auction end date:	Nov-01-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$157.04
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$157.04

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1985	Debt/Income ratio:	29%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	15y 7m
Amount delinquent:	$0	Total credit lines:	15	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,649
Delinquencies in last 7y:	0	Bankcard utilization:	61%
		Homeownership:	No
Screen name:	brightest-harmonious-bonus	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
cash for new solar technology
Purpose of loan:
This loan will be used to invest into new solar technology. ????

My financial situation:
I split all these expenses with my wife and her income.? I am a good candidate for this loan because I stay on top of my monthly debt.? I know what I can count on every month.

Monthly net income: $ 1702

Monthly expenses: $ 1370
??Housing: $ 400
??Insurance: $ 0
??Car expenses: $ 220
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain what you mean by "invest". Are you investing in a business or just getting a loan to install some solar panels or solar water heaters on your house? If this is for a business, will you be running the business or just investing? - integrity-broker
A: Thanks for asking. I will be investing in a solar technology that is patented and is on its way to finishing up a prototype to show at the Summit in Argentina on the 16th of Nov. It is a small help for the partners to get travel money to attend the summit of the central and south American presidents. The company is Techkne Limited from the UK. An artical that you can read on it is http://www.theengineer.co.uk/news/atmos-develops-low-cost-spray-on-solar-panels/1003424.article . thanks (Oct-27-2010)
Q: Nice to see that you are thinking about going green. what more can you tell me about your solar energy? - USFoundation
A: Please check this artical on the technology. http://www.theengineer.co.uk/news/atmos-develops-low-cost-spray-on-solar-panels/1003424.article . also check the other response. thanks. Your help is greatly needed. (Oct-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

handshake5	$100.00	$100.00	10/25/2010 3:27:37 PM
valiant-liberty4	$25.00	$25.00	10/25/2010 3:31:20 PM
loyalist1	$50.00	$50.00	10/25/2010 3:40:55 PM
noble-revenue	$50.00	$50.00	10/25/2010 3:41:48 PM
helping-out	$25.00	$25.00	10/25/2010 6:32:14 PM
suave-dime6	$25.00	$25.00	10/26/2010 6:03:47 PM
Rogesparkguy	$25.00	$25.00	10/27/2010 6:55:25 AM
shmb6508	$50.00	$50.00	10/27/2010 5:06:33 PM
TakeCare	$50.00	$50.00	10/27/2010 6:56:27 PM
money-bauble	$50.00	$50.00	10/28/2010 9:03:00 AM
musegaze	$37.79	$37.79	10/28/2010 10:32:45 AM
teller	$50.00	$50.00	10/28/2010 2:34:31 PM
velocity-solo	$25.00	$25.00	10/29/2010 9:43:43 AM
greenback-guard	$25.00	$25.00	10/29/2010 3:09:27 PM
green-capital-hornet	$25.00	$25.00	10/29/2010 2:59:06 PM
graceful-investment	$100.00	$100.00	10/29/2010 3:11:09 PM
neutrino6	$25.00	$25.00	10/29/2010 3:12:06 PM
point-kitten6	$50.00	$50.00	10/29/2010 3:12:29 PM
rockstar78	$25.00	$25.00	10/29/2010 3:09:40 PM
asiaratt	$50.00	$50.00	10/29/2010 3:12:33 PM
Cawse	$25.00	$25.00	10/29/2010 8:39:48 PM
Investoman	$25.00	$25.00	10/29/2010 7:08:17 PM
KiwiElf	$30.00	$30.00	10/30/2010 1:40:49 AM
Bob450	$25.00	$25.00	10/30/2010 8:14:16 AM
red-power-pecan	$50.00	$50.00	10/30/2010 5:04:24 AM
head	$25.00	$25.00	10/30/2010 6:45:20 AM
jigsaw	$30.72	$30.72	10/30/2010 7:21:35 AM
orangetrust	$46.87	$46.87	10/30/2010 6:38:12 AM
randsenterprise	$25.00	$25.00	10/30/2010 8:33:48 AM
greenback-guard	$25.00	$25.00	10/30/2010 10:33:50 PM
kulender	$100.00	$100.00	10/31/2010 8:17:22 AM
shrewd-peace7	$25.00	$25.00	10/30/2010 6:23:40 PM
gold-channel2	$50.00	$50.00	10/30/2010 10:34:21 PM
copper	$50.00	$50.00	10/30/2010 10:33:54 PM
thatguyoverseas	$25.00	$25.00	10/31/2010 5:39:00 PM
treasure-bliss	$50.00	$50.00	10/31/2010 1:54:15 PM
Saleen06	$25.00	$25.00	10/31/2010 8:21:10 PM
tech310	$25.00	$19.62	10/31/2010 9:45:19 PM
buffalobills	$25.00	$25.00	11/1/2010 8:20:37 AM
ultimate-peace	$150.00	$150.00	11/1/2010 1:33:06 PM
worldly-gold	$50.00	$50.00	11/1/2010 1:47:06 PM
Lubava	$25.00	$25.00	11/1/2010 2:10:42 PM
radiant-loan5	$200.00	$200.00	10/25/2010 3:28:00 PM
bid-czar8	$25.00	$25.00	10/25/2010 3:33:52 PM
Rogesparkguy	$25.00	$25.00	10/25/2010 4:14:05 PM
inspiring-reward	$100.00	$100.00	10/25/2010 6:01:53 PM
USFoundation	$25.00	$25.00	10/25/2010 7:14:11 PM
natural-greenback6	$25.00	$25.00	10/26/2010 5:14:24 PM
felicity-festival	$30.00	$30.00	10/26/2010 6:16:09 PM
NoCal	$30.00	$30.00	10/27/2010 4:16:04 PM
skuba	$25.00	$25.00	10/28/2010 10:32:56 AM
simplelender80	$200.00	$200.00	10/28/2010 3:05:00 PM
worthy-bid8	$25.00	$25.00	10/28/2010 6:29:44 PM
usaUmp	$75.00	$75.00	10/29/2010 8:07:44 AM
sagan	$25.00	$25.00	10/29/2010 9:47:38 AM
Artist_Blue	$25.00	$25.00	10/29/2010 9:32:10 AM
best-unbeatable-transaction	$25.00	$25.00	10/29/2010 3:10:28 PM
saxaphone6	$25.00	$25.00	10/29/2010 3:13:40 PM
credible-balance0	$25.00	$25.00	10/29/2010 3:08:24 PM
retired272	$25.00	$25.00	10/29/2010 3:10:14 PM
TheAlchemist	$25.00	$25.00	10/29/2010 10:38:19 PM
momoney2lend	$25.00	$25.00	10/29/2010 3:12:23 PM
Comoparklender	$50.00	$50.00	10/29/2010 3:14:06 PM
IIP77	$25.00	$25.00	10/30/2010 1:41:52 AM
famous-bill	$25.00	$25.00	10/30/2010 5:19:29 AM
escharfer	$25.00	$25.00	10/30/2010 8:33:56 AM
generous-deal6	$25.00	$25.00	10/30/2010 5:25:39 PM
FeedTheMachine	$50.00	$50.00	10/30/2010 10:33:58 PM
Wellman	$50.00	$50.00	10/30/2010 10:34:10 PM
courteous-kindness1	$50.00	$50.00	10/31/2010 1:44:53 PM
kind-bill-supporter	$25.00	$25.00	10/30/2010 10:33:59 PM
Sagenius	$25.00	$25.00	10/30/2010 10:34:46 PM
leverage-monger	$25.00	$25.00	10/31/2010 9:37:48 AM
cropdust3r	$25.00	$25.00	10/31/2010 11:08:17 AM
lillian27	$50.00	$50.00	10/31/2010 1:08:20 PM
b-rent	$25.00	$25.00	10/31/2010 2:22:58 PM
winmals	$25.00	$25.00	10/31/2010 7:45:05 PM
visionary-currency	$200.00	$200.00	11/1/2010 6:48:35 AM
moola-monger9	$50.00	$50.00	11/1/2010 2:19:16 PM
79 bids
Borrower Payment Dependent Notes Series 481474
This series of Notes was issued and sold upon the funding of the borrower loan #45259, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,250.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Oct-25-2010
				Auction end date:	Nov-01-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$90.35
Final lender yield:	22.45%	Final borrower rate/APR:	23.45% / 26.92%	Final monthly payment:	$87.63

Auction yield range:	10.71% - 24.75%	Estimated loss impact:	10.35%
Lender servicing fee:	1.00%	Estimated return:	12.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1986	Debt/Income ratio:	22%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	4y 9m
Amount delinquent:	$0	Total credit lines:	41	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,553
Delinquencies in last 7y:	18	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	Cherio	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	50 ( 85% )	700-719 (Latest)
Principal borrowed:	$8,400.00	< 31 days late:	9 ( 15% )	660-679 (Jan-2010) 640-659 (Dec-2009) 660-679 (Jan-2008) 600-619 (Nov-2007)
Principal balance:	$1,019.95	31+ days late:	0 ( 0% )
Total payments billed:	59
Description
PAY OFF MY CREDIT CARDS :)
Purpose of loan:
This loan will be used to? Payoff my credit cards.

My financial situation:
I am a good candidate for this loan because?I have a steady income.? I have been working so hard to payoff all of my bills since my divorce in 2007.? Last month I paid off 3 credit cards and have built a savings account.? I have been paying extra amounts on all of my credit cards.? I have increased my credit score by over 20 points.? I would like?to consolidate my remaining cards into one payment.? Thank you for considering this loan request.?

Monthly net income: $ 3600. (Mine only not spouses)
Monthly expenses: $ $2250.
??Housing: $ 1200 (Husband pays)
??Insurance: $ 350 (Husband pays)
??Car expenses: $500.?
??Utilities: $350
??Phone, cable, internet: $ 200.
??Food, entertainment: $ 300.
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500.
??Other expenses: $ 200.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why so many delinquent payments (18) in the past seven years? Are you going to have an EFT set up to pay your prosper loan? Do you plan of paying this loan off early? - economy-spy6
A: Hi. Thanks for the question. In regards to the late 18 late payments, it is because in 2003-2004 before my divorce, I had an illness that required me to take off time from teaching. To compensate for the loss of income, we worked a reduced payment on our house with the bank. Even though it was a signed agreement, the bank reported the loan as delinquent . The negative info is scheduled to come off my report in 2011. Yes, I use EFT and I have no plans to pay this loan off early. (Oct-26-2010)
Q: hi - can you please expand a bit on your comments re: "I have a steady income?" How safe/certain is your income stream? Thank you. - cellardoor
A: Hi. Thanks for the question. I became permanantly disabled in 2006, so I have a monthly income from Social Security and also from my Teacher's Retirement Disability account. Therefore, my montly income is always the same unless there is a new increase each January. (Oct-29-2010)
Q: You were divorced in 2007 but your husband is paying your housing costs? Did you get remarried? - CPAecs
A: Yes, I am remarried. My new husband pays for the mortgage, car expenses and most of the other monthly expenses. He also has a steady income, he has worked for the same company for about 25 years. Thanks for the question. (Oct-31-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

outofoffice	$50.00	$50.00	10/26/2010 7:20:06 AM
Galdis	$25.00	$25.00	10/27/2010 6:31:27 AM
cbivitz	$100.00	$100.00	10/28/2010 1:22:31 PM
fairness-atmosphere	$25.00	$25.00	10/29/2010 10:03:35 AM
credit-missile	$25.00	$25.00	10/29/2010 8:10:16 PM
doopers	$50.00	$50.00	10/30/2010 7:08:25 AM
hookUup	$100.00	$100.00	10/30/2010 1:09:53 AM
spiff666	$25.00	$25.00	10/30/2010 10:04:18 AM
mpatrick	$25.00	$25.00	10/31/2010 7:23:48 AM
kevdigital	$28.11	$28.11	10/31/2010 6:06:27 AM
economy-popcorn	$25.00	$25.00	10/30/2010 8:45:20 PM
leverage-monger	$25.00	$25.00	10/31/2010 9:40:46 AM
SkinnyFish	$25.00	$25.00	10/31/2010 1:36:07 PM
vine99	$50.00	$50.00	10/31/2010 9:40:10 PM
mrreynol	$35.00	$35.00	10/31/2010 2:47:41 PM
credit-missile	$25.00	$25.00	10/31/2010 7:01:27 PM
Feyenoord	$25.00	$25.00	10/31/2010 8:13:52 PM
Jerrys1951	$25.00	$25.00	10/31/2010 9:19:46 PM
Soulphoniks-Holdings	$27.37	$27.37	11/1/2010 7:03:06 AM
credit-missile	$25.00	$25.00	10/31/2010 7:08:09 PM
redtilapia	$25.00	$25.00	11/1/2010 10:16:43 AM
Astyanax	$75.00	$75.00	11/1/2010 11:55:38 AM
malomar66	$40.00	$40.00	11/1/2010 10:53:26 AM
rmpedi33	$25.00	$25.00	11/1/2010 11:28:02 AM
Rashanir	$44.20	$44.20	11/1/2010 1:59:09 PM
feb217	$30.00	$30.00	11/1/2010 2:54:56 PM
moola-monger9	$50.00	$50.00	11/1/2010 2:30:02 PM
icon7	$25.00	$25.00	11/1/2010 2:54:32 PM
platinum-hunter7	$25.00	$25.00	10/25/2010 4:17:29 PM
transaction-circuit	$50.00	$50.00	10/25/2010 5:53:24 PM
loanman2007	$100.00	$100.00	10/26/2010 5:37:47 AM
SolarMoonshine	$25.00	$25.00	10/26/2010 3:44:02 AM
thankful-nickel2	$25.00	$25.00	10/27/2010 1:01:58 PM
dudebrah	$25.00	$25.00	10/28/2010 8:44:11 PM
appcoder	$40.00	$40.00	10/29/2010 8:22:41 AM
wlm3012	$25.00	$25.00	10/29/2010 10:28:33 AM
investment-artist	$25.00	$25.00	10/29/2010 10:14:19 AM
credit-missile	$25.00	$25.00	10/29/2010 4:02:00 PM
PeterPsych	$115.00	$115.00	10/29/2010 3:50:12 PM
credit-missile	$25.00	$25.00	10/29/2010 3:58:22 PM
gothampark	$25.00	$25.00	10/30/2010 12:46:53 PM
shrewd-income	$50.00	$50.00	10/31/2010 7:50:29 AM
SRPT	$25.00	$25.00	10/31/2010 7:53:44 AM
Fire2	$25.00	$25.00	10/31/2010 8:45:17 AM
mckhbnpc	$30.00	$30.00	10/31/2010 5:52:12 PM
enthusiastic-balance5	$200.00	$200.00	11/1/2010 6:55:27 AM
dRatedOnly	$25.00	$25.00	11/1/2010 3:25:45 AM
principal-star	$25.00	$25.00	11/1/2010 9:47:28 AM
scoobiedoo	$50.00	$50.00	11/1/2010 10:42:40 AM
ethicalhumanist	$50.00	$50.00	11/1/2010 12:58:50 PM
DasMula	$25.00	$25.00	11/1/2010 10:08:03 AM
DDS84	$30.00	$30.00	11/1/2010 2:06:22 PM
honey-money	$25.00	$25.00	11/1/2010 10:48:44 AM
ultimate-peace	$75.00	$75.00	11/1/2010 1:43:15 PM
DDS84	$30.00	$30.00	11/1/2010 2:05:11 PM
blue-useful-auction	$25.00	$0.32	11/1/2010 2:12:21 PM
56 bids
Borrower Payment Dependent Notes Series 481704
This series of Notes was issued and sold upon the funding of the borrower loan #45274, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-27-2010
				Auction end date:	Nov-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 41.36%	Final monthly payment:	$45.24

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1992	Debt/Income ratio:	8%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 6	Length of status:	2y 9m
Amount delinquent:	$158	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,848	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	best-interest-solstice	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off the weight
Purpose of loan:
This loan will be used to pay off some of the weight that is holding me down.

My financial situation:
I am a good candidate for this loan because I am honest and hard-working, just trying to make ends meet.

Monthly net income: $2000

Monthly expenses: $
??Housing: $ 1500
??Insurance: $
??Car expenses: $
??Utilities: $ 65.00
??Phone, cable, internet: $ 150
??Food, entertainment: $ 140
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

valiant-liberty4	$25.00	$25.00	10/27/2010 3:10:06 PM
tech310	$25.00	$25.00	10/31/2010 9:57:56 PM
graceful-investment	$100.00	$100.00	11/1/2010 4:28:28 PM
IIP77	$25.00	$25.00	11/2/2010 3:10:25 AM
TheAlchemist	$25.00	$25.00	11/1/2010 9:14:33 PM
tearingstar	$32.49	$32.49	11/1/2010 10:31:55 PM
larrybird	$150.00	$150.00	11/2/2010 3:00:03 PM
108lender	$50.00	$50.00	11/2/2010 2:59:09 PM
retired272	$25.00	$25.00	11/2/2010 3:17:40 PM
worthy-bid8	$25.00	$4.40	11/2/2010 3:33:29 PM
aggresive-commitment	$25.00	$25.00	11/2/2010 5:16:44 PM
SV-AZ	$50.00	$50.00	11/2/2010 9:28:35 PM
profitable-balance	$25.00	$25.00	11/3/2010 1:36:32 AM
librealfin	$25.00	$25.00	11/3/2010 5:13:38 AM
helping-out	$25.00	$25.00	10/28/2010 2:38:59 PM
Artist_Blue	$25.00	$25.00	10/29/2010 9:31:25 AM
velocity-solo	$25.00	$25.00	10/29/2010 9:46:46 AM
inspiring-reward	$150.00	$150.00	10/30/2010 6:18:19 PM
TakeCare	$50.00	$50.00	11/1/2010 4:25:01 PM
generous-deal6	$25.00	$25.00	11/1/2010 7:46:18 PM
flwah	$25.00	$25.00	11/2/2010 7:28:17 AM
money-bauble	$25.00	$25.00	11/2/2010 1:19:51 PM
srspank24	$38.11	$38.11	11/2/2010 2:43:50 PM
glenium	$25.00	$25.00	11/3/2010 3:42:16 AM
24 bids
Borrower Payment Dependent Notes Series 482142
This series of Notes was issued and sold upon the funding of the borrower loan #45277, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-06-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$134.61
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$134.61

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1995	Debt/Income ratio:	49%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 24	Length of status:	17y 3m
Amount delinquent:	$0	Total credit lines:	69	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,557	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	kind-listing-guardian	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needed Home Repairs
Purpose of loan:This loan will be used to pay for badly needed home repairs and to pay off a few of the balances on our daughter's wedding expenses.??

My financial situation: I am a good candidate for this loan because our financial situation continues to improve.? Our household income is $180,000.? My teaching position is definitely stable and my husband's job is in good standing.? My husband's income takes care of our financial responsibilities allowing me the opportunity to repay this loan.

Monthly net income: $2,800
Monthly expenses: ??Housing: $ 700
Car expenses: $ 60
Miscellaneous: $150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$50.00	$50.00	11/1/2010 3:02:19 PM
simplelender80	$200.00	$200.00	11/1/2010 3:29:46 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:31:53 PM
radiant-loan5	$200.00	$200.00	11/1/2010 3:22:39 PM
Artist_Blue	$25.00	$25.00	11/1/2010 3:40:18 PM
inspiring-reward	$100.00	$100.00	11/1/2010 4:45:09 PM
helping-out	$25.00	$25.00	11/1/2010 7:21:13 PM
dollardave	$50.00	$50.00	11/2/2010 2:06:40 AM
kulender	$50.00	$50.00	11/2/2010 6:21:22 AM
Amber_Stone	$25.00	$25.00	11/2/2010 7:26:10 AM
suave-dime6	$50.00	$50.00	11/2/2010 12:54:29 PM
graceful-investment	$100.00	$100.00	11/2/2010 12:55:56 PM
missing-link	$100.00	$100.00	11/2/2010 2:18:12 PM
tech310	$25.00	$25.00	11/2/2010 3:00:07 PM
reflective-rupee	$44.00	$44.00	11/2/2010 3:17:38 PM
platinum-cargo	$27.21	$27.21	11/2/2010 4:53:42 PM
flwah	$25.00	$25.00	11/3/2010 7:05:20 AM
loanman2007	$100.00	$100.00	11/3/2010 1:10:03 PM
velocity-motivator6	$25.00	$25.00	11/3/2010 3:42:16 PM
power-secret-agent	$25.00	$25.00	11/3/2010 6:54:22 PM
power-secret-agent	$25.00	$25.00	11/3/2010 6:53:54 PM
greenback-bull6	$50.00	$50.00	11/4/2010 10:19:28 AM
nickel-hickory	$25.00	$25.00	11/4/2010 10:34:30 AM
worthy-bid4	$100.00	$100.00	11/4/2010 3:29:58 PM
BDS	$55.26	$55.26	11/4/2010 5:05:21 PM
gain-gourd	$50.00	$50.00	11/4/2010 3:46:29 PM
well-mannered-income3	$30.00	$30.00	11/4/2010 7:28:10 PM
Bob450	$25.00	$25.00	11/4/2010 9:07:41 PM
Rogesparkguy	$25.00	$25.00	11/5/2010 7:12:44 AM
winmals	$25.00	$25.00	11/5/2010 7:49:56 AM
diversification-maple1	$25.00	$25.00	11/5/2010 9:15:00 AM
bountiful-durability	$50.00	$50.00	11/5/2010 11:00:08 AM
gelidfrank	$25.00	$25.00	11/5/2010 1:53:23 PM
orangetrust	$50.00	$49.33	11/5/2010 3:36:33 PM
SV-AZ	$50.00	$50.00	11/5/2010 5:35:27 PM
honey-money	$25.00	$25.00	11/5/2010 6:41:38 PM
investment-happiness	$100.00	$100.00	11/5/2010 5:25:47 PM
trumpeter5	$25.00	$25.00	11/5/2010 4:51:05 PM
order-elevator7	$25.00	$25.00	11/5/2010 5:42:41 PM
valiant-liberty4	$25.00	$25.00	11/1/2010 3:30:36 PM
platinum-celebration4	$25.00	$25.00	11/1/2010 3:41:21 PM
beakerfish	$50.00	$50.00	11/1/2010 6:09:06 PM
bid-czar8	$50.00	$50.00	11/1/2010 5:28:54 PM
macgeek	$25.00	$25.00	11/2/2010 8:56:51 AM
greenback-guard	$25.00	$25.00	11/2/2010 1:23:12 PM
forthright-dedication	$25.00	$25.00	11/2/2010 3:02:04 PM
108lender	$50.17	$50.17	11/2/2010 3:31:05 PM
handshake5	$48.09	$48.09	11/2/2010 4:06:22 PM
profit-powerplant	$50.00	$50.00	11/3/2010 3:06:59 PM
worthy-bid8	$25.00	$25.00	11/3/2010 4:03:25 PM
power-secret-agent	$25.00	$25.00	11/3/2010 6:54:09 PM
natural-greenback6	$25.00	$25.00	11/4/2010 10:01:20 AM
vigorous-velocity	$100.00	$100.00	11/4/2010 3:46:44 PM
economy-producer	$25.00	$25.00	11/4/2010 8:45:42 PM
Comoparklender	$25.00	$25.00	11/4/2010 7:40:43 PM
awesome-silver	$100.00	$100.00	11/4/2010 11:49:38 PM
oath163	$25.00	$25.00	11/5/2010 7:58:33 AM
FeedTheMachine	$100.00	$100.00	11/5/2010 7:03:42 AM
snowyowl	$25.00	$25.00	11/5/2010 9:35:51 AM
the-cash-allotment	$25.86	$25.86	11/5/2010 9:47:01 AM
IIP77	$25.00	$25.00	11/5/2010 11:48:37 AM
wattboy	$45.08	$45.08	11/5/2010 3:41:47 PM
62 bids
Borrower Payment Dependent Notes Series 482394
This series of Notes was issued and sold upon the funding of the borrower loan #45252, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$85.95
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 34.63%	Final monthly payment:	$81.70

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	25.76%
Lender servicing fee:	1.00%	Estimated return:	4.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-1990	Debt/Income ratio:	44%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 12	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,981	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	Yes
Screen name:	liberty-mammal	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	720-739 (Sep-2010) 680-699 (Nov-2009)
Principal balance:	$1,610.18	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Paying off some high interest debts
Purpose of loan:
This loan will be used to? Pay off some small high interest loans and credit cards.
My financial situation:
I am a good candidate for this loan because? I have worked in the same field for 21 years.? I get paid by direct deposit so the money for bills set up for auto payment is always in the bank.? I just received a raise this month.

Monthly net income: $ 8400.00 including my wife

Monthly expenses: $
??Housing: $ 1350 with escrow for insurance and taxes
? Insurance: car $ 69? Health Ins paid by employer
??Car expenses: $?1000
??Utilities: $ 300
??Phone, cable, internet: $ 300
??Food, entertainment: $?500
??Clothing, household expenses $
??Credit cards and other loans: $?3498
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

glroark	$50.00	$50.00	11/2/2010 3:54:14 PM
Amber_Stone	$25.00	$25.00	11/3/2010 7:35:06 AM
Kash2010lu	$50.00	$50.00	11/4/2010 8:23:37 PM
blitzen40	$25.00	$25.00	11/6/2010 10:40:08 AM
welshcat	$45.84	$45.84	11/7/2010 7:40:20 AM
supreme-hope	$25.00	$25.00	11/8/2010 2:34:05 PM
orange-pound-party	$35.00	$35.00	11/8/2010 8:27:58 PM
lucrative-loan	$48.49	$48.49	11/8/2010 7:08:03 PM
brondero	$75.00	$75.00	11/8/2010 7:11:52 PM
yield-lion2	$25.00	$25.00	11/8/2010 7:31:45 PM
Phatt-Daddy	$25.00	$25.00	11/9/2010 3:22:22 AM
SolarMoonshine	$25.00	$25.00	11/9/2010 4:05:11 AM
realtormoises	$25.00	$25.00	11/9/2010 6:03:33 AM
beachfunder	$25.00	$25.00	11/8/2010 10:13:45 PM
Mikale360	$25.00	$25.00	11/9/2010 6:52:35 AM
Rip128	$50.00	$50.00	11/9/2010 7:23:07 AM
loan-eagle9	$25.00	$25.00	11/9/2010 8:11:33 AM
credit-guard5	$25.00	$25.00	11/9/2010 9:03:07 AM
reflective-rupee	$44.00	$44.00	11/9/2010 9:50:03 AM
ohmarkybaby	$25.00	$25.00	11/9/2010 1:10:20 PM
encore06	$25.00	$25.00	11/9/2010 12:11:38 PM
red-favorable-basis	$25.00	$25.00	11/9/2010 10:05:09 AM
respectful-credit3	$27.68	$27.68	11/9/2010 12:34:57 PM
tigercat	$50.00	$50.00	11/9/2010 10:57:16 AM
KrauseVentures	$25.00	$25.00	11/9/2010 11:14:06 AM
LKCGICG	$35.00	$35.00	11/9/2010 3:01:13 PM
tjoneill	$29.75	$29.75	11/9/2010 2:56:38 PM
EretzCapital	$50.00	$50.00	11/9/2010 3:07:23 PM
ZPBSFinancialGroup	$25.00	$25.00	11/2/2010 5:54:14 PM
reflective-rupee	$44.00	$37.97	11/3/2010 9:54:46 AM
Moe87	$25.00	$25.00	11/4/2010 3:41:45 PM
economy-popcorn	$25.00	$25.00	11/6/2010 2:36:01 PM
Feyenoord	$25.00	$25.00	11/8/2010 7:53:53 PM
fabulous-community4	$25.00	$25.00	11/8/2010 7:08:04 PM
beachfunder	$50.00	$50.00	11/8/2010 10:13:13 PM
american-investor	$25.00	$25.00	11/9/2010 3:30:04 AM
Land_on_your_feet	$25.00	$25.00	11/8/2010 7:12:29 PM
amor1962	$25.00	$25.00	11/9/2010 4:40:35 AM
highyield	$25.00	$25.00	11/8/2010 10:34:23 PM
loanman2007	$25.00	$25.00	11/9/2010 6:19:36 AM
minnesotafinancial	$25.00	$25.00	11/9/2010 7:10:24 AM
ronin4sale	$25.00	$25.00	11/9/2010 8:24:50 AM
principal-laser	$90.74	$90.74	11/9/2010 6:44:53 AM
wlm3012	$25.00	$25.00	11/9/2010 7:15:56 AM
loss-of-control	$50.00	$50.00	11/9/2010 8:30:47 AM
head	$25.00	$25.00	11/9/2010 8:53:01 AM
ore-dojo	$25.00	$25.00	11/9/2010 8:59:26 AM
Kash2010lu	$25.00	$25.00	11/9/2010 11:04:00 AM
jhernand17	$25.00	$25.00	11/9/2010 9:11:37 AM
onecooldrink	$25.00	$25.00	11/9/2010 11:11:26 AM
prodigy525	$25.00	$25.00	11/9/2010 1:05:43 PM
visionary-deal3	$100.00	$100.00	11/9/2010 10:28:57 AM
FinanceEngine	$25.00	$25.00	11/9/2010 11:03:30 AM
drcoop	$25.00	$25.00	11/9/2010 11:11:10 AM
entertaining-greenback2	$25.40	$25.40	11/9/2010 2:40:45 PM
JauaFlash	$30.13	$30.13	11/9/2010 12:57:08 PM
dudebrah	$25.00	$25.00	11/9/2010 12:59:25 PM
57 bids
Borrower Payment Dependent Notes Series 482428
This series of Notes was issued and sold upon the funding of the borrower loan #45245, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-07-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$224.34
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$224.34

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-1999	Debt/Income ratio:	14%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	5y 7m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,662	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	fox794	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	640-659 (Oct-2008)
Principal balance:	$373.69	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to consolidate some debt and to help further build my credit.

My financial situation:
I am a good candidate for this loan because I am consistent and reliable. I always pay my bills on time and I have been at the same job for over 5 years.

Monthly net income: $ 3500.00

Monthly expenses: $ 1900.00
??Housing: $ 725.00
??Insurance: $ 60.00
??Car expenses: $ 305.00
??Utilities: $ 80.00
??Phone, cable, internet: $ 30.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $
??Credit cards and other loans: $ 300.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
kytty has bid a total of $100.00 in winning bids.
"Tara is very responsible and will repay this loan on time (or early). I highly recommend bidding on this loan."
1 friends and family winning bid
Information in Friends and Family Winning Bids is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

radiant-loan5	$200.00	$0.57	11/1/2010 3:22:59 PM
valiant-liberty4	$25.00	$25.00	11/1/2010 3:30:46 PM
UCLA4life	$25.00	$25.00	11/1/2010 3:31:10 PM
selector568	$100.00	$100.00	11/1/2010 5:50:33 PM
Ubiquinone	$25.00	$25.00	11/1/2010 8:00:16 PM
SolarMoonshine	$25.00	$25.00	11/2/2010 4:09:05 AM
Tuss12	$327.92	$327.92	11/1/2010 7:46:38 PM
loanman2007	$100.00	$100.00	11/2/2010 4:58:58 AM
pembull	$50.00	$50.00	11/2/2010 6:31:06 AM
NekHoldings	$25.00	$25.00	11/2/2010 6:52:27 AM
Amber_Stone	$25.00	$25.00	11/2/2010 7:08:22 AM
whatreality	$40.00	$40.00	11/2/2010 8:58:39 AM
reflective-rupee	$444.00	$444.00	11/2/2010 10:06:06 AM
BlueProteus	$25.00	$25.00	11/2/2010 10:41:53 AM
fabulous-community4	$25.00	$25.00	11/2/2010 1:17:50 PM
futurechef11	$25.00	$25.00	11/2/2010 2:15:10 PM
whatreality	$25.95	$25.95	11/2/2010 1:03:03 PM
blitzen40	$50.00	$50.00	11/2/2010 2:49:27 PM
greenback-guard	$25.00	$25.00	11/2/2010 1:23:15 PM
Chesterite	$25.00	$25.00	11/2/2010 1:57:27 PM
platinum-cargo	$50.00	$50.00	11/2/2010 4:39:47 PM
honey-money	$25.00	$25.00	11/2/2010 4:31:59 PM
larryboy10	$25.00	$25.00	11/2/2010 7:44:43 PM
red-favorable-basis	$25.00	$25.00	11/3/2010 9:27:58 AM
outofoffice	$50.00	$50.00	11/4/2010 10:17:38 AM
diplomatic-euro	$50.00	$50.00	11/4/2010 3:39:16 PM
Belair_Advisors	$25.00	$25.00	11/5/2010 2:52:34 AM
golffish2	$100.00	$100.00	11/5/2010 7:56:45 AM
atlas100	$25.00	$25.00	11/5/2010 8:05:53 AM
american-investor	$25.00	$25.00	11/5/2010 10:04:25 AM
heerzaquestion	$25.00	$25.00	11/5/2010 8:33:50 AM
Rogelio48	$25.00	$25.00	11/5/2010 10:02:52 AM
stormtrooper72	$47.10	$47.10	11/5/2010 3:47:39 PM
YoungTaxMan	$50.00	$50.00	11/5/2010 9:10:26 PM
Jerrys1951	$40.00	$40.00	11/6/2010 7:32:27 AM
EEasyMoney	$25.00	$25.00	11/6/2010 7:46:14 AM
Jim33	$25.00	$25.00	11/6/2010 8:22:53 AM
Kyileo	$25.00	$25.00	11/6/2010 9:41:56 AM
chameleon125	$100.00	$100.00	11/6/2010 7:52:58 AM
marwadi-62	$100.00	$100.00	11/6/2010 6:41:08 PM
zone6	$83.88	$83.88	11/6/2010 9:57:24 PM
lender12345	$25.00	$25.00	11/6/2010 3:43:04 PM
Leshan	$50.00	$50.00	11/6/2010 4:45:43 PM
jpollar	$25.00	$25.00	11/7/2010 11:18:41 AM
glroark	$50.00	$50.00	11/1/2010 3:34:31 PM
ekmendenhall	$45.00	$45.00	11/1/2010 3:20:26 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:32:05 PM
kytty	$100.00	$100.00	11/1/2010 3:48:08 PM
Kash2010lu	$50.00	$50.00	11/1/2010 4:12:57 PM
371millwood	$100.00	$100.00	11/1/2010 5:47:55 PM
dollardave	$50.00	$50.00	11/1/2010 4:40:00 PM
FinDoc	$25.00	$25.00	11/1/2010 4:42:10 PM
FarmersBank	$25.00	$25.00	11/1/2010 6:20:43 PM
foothillender	$25.00	$25.00	11/2/2010 7:41:44 AM
ore-dojo	$50.00	$50.00	11/2/2010 9:37:47 AM
economy-popcorn	$25.00	$25.00	11/2/2010 9:40:33 AM
glroark	$50.00	$50.00	11/2/2010 10:18:32 AM
bondhedger	$25.00	$25.00	11/2/2010 11:20:40 AM
Rashanir	$25.00	$25.00	11/2/2010 1:15:42 PM
yield-lion2	$25.00	$25.00	11/2/2010 1:17:48 PM
grampy48	$25.00	$25.00	11/2/2010 12:13:32 PM
bid-treaty	$36.00	$36.00	11/2/2010 12:16:46 PM
careful-compassion	$25.00	$25.00	11/2/2010 2:13:20 PM
lucrative-loan	$33.93	$33.93	11/3/2010 1:57:11 AM
scoobiedoo	$50.00	$50.00	11/3/2010 9:49:45 AM
wlm3012	$25.00	$25.00	11/3/2010 6:24:42 PM
spiff666	$25.00	$25.00	11/3/2010 7:22:58 PM
vine99	$40.00	$40.00	11/3/2010 8:41:23 PM
thankful-nickel2	$25.00	$25.00	11/4/2010 5:46:14 AM
bold-direct-asset	$50.00	$50.00	11/4/2010 9:42:56 AM
profit-powerplant	$50.00	$50.00	11/4/2010 3:47:23 PM
hookUup	$50.00	$50.00	11/4/2010 9:59:10 PM
mark1017-31	$25.82	$25.82	11/4/2010 7:37:40 PM
Bob450	$29.00	$29.00	11/4/2010 9:12:04 PM
investment-happiness	$150.00	$150.00	11/4/2010 10:00:41 PM
red-favorable-basis	$25.00	$25.00	11/5/2010 2:43:50 AM
realtormoises	$25.00	$25.00	11/5/2010 6:04:08 AM
systematic-loan	$25.00	$25.00	11/5/2010 8:47:15 AM
investment-artist	$50.00	$50.00	11/5/2010 9:47:00 AM
principal-laser	$100.00	$100.00	11/5/2010 7:36:13 AM
twjh	$25.00	$25.00	11/5/2010 11:42:00 AM
five-star-note	$50.83	$50.83	11/5/2010 3:28:47 PM
Kash2010lu	$25.00	$25.00	11/6/2010 9:46:38 AM
SFBank	$500.00	$500.00	11/6/2010 9:15:53 AM
unger	$100.00	$100.00	11/6/2010 3:42:29 PM
Thylow	$100.00	$100.00	11/6/2010 1:47:23 PM
loss-of-control	$50.00	$50.00	11/6/2010 5:43:11 PM
Thylow	$25.00	$25.00	11/7/2010 8:22:22 AM
credit-guard5	$25.00	$25.00	11/6/2010 8:46:25 PM
Moe87	$30.00	$30.00	11/7/2010 9:16:54 AM
gbruenin	$25.00	$25.00	11/7/2010 11:03:09 AM
leverage-monger	$25.00	$25.00	11/7/2010 8:08:42 AM
92 bids
Borrower Payment Dependent Notes Series 482480
This series of Notes was issued and sold upon the funding of the borrower loan #45262, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 34.63%	Final monthly payment:	$86.00

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	25.76%
Lender servicing fee:	1.00%	Estimated return:	4.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jul-1991	Debt/Income ratio:	28%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	9 / 7	Length of status:	13y 3m
Amount delinquent:	$1,161	Total credit lines:	38	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,597	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	19	Bankcard utilization:	56%
		Homeownership:	Yes
Screen name:	bcb1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	17 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2009) 620-639 (Jul-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
3rd Prosper Loan/ No late payments
Purpose of loan:
This loan will be used to pay for graduate classes needed to continue certification.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Since your first Prosper loan was issued late in 2008 you have 19 delinquencies show up. I understand most if not all have been paid up now but could you explain this. Thanks - SV-AZ
A: I am on a payment plan to reduce the interest on my debt. Until this is completely paid in a year and three months it will be reflected on my credit (Nov-08-2010)
Q: Hi there, could you explain the past and current delinquencies? Thanks and good luck with this loan. - green-rapid-openness
A: I am on a payment plan to reduce the interest rate. Until it is paid off in a year and a half it will show this way on my credit report. (Nov-08-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Amber_Stone	$25.00	$25.00	11/3/2010 7:32:48 AM
Fire2	$25.00	$25.00	11/3/2010 1:39:24 PM
DasMula	$25.00	$4.44	11/6/2010 9:01:32 AM
ScottCapital	$25.00	$25.00	11/8/2010 4:15:12 PM
honey-money	$25.00	$25.00	11/8/2010 5:19:37 PM
platinum-czar	$100.00	$100.00	11/8/2010 9:40:58 PM
Cory79	$37.24	$37.24	11/8/2010 5:50:45 PM
Whitewater_Loans	$25.00	$25.00	11/9/2010 6:40:04 AM
boodo	$162.55	$162.55	11/9/2010 6:04:50 AM
dano1965	$42.97	$42.97	11/9/2010 7:23:38 AM
grampy48	$30.00	$30.00	11/9/2010 7:40:41 AM
Bob450	$25.00	$25.00	11/9/2010 7:47:46 AM
rate-negotiator	$25.00	$25.00	11/9/2010 8:56:22 AM
proper-penny7	$25.00	$25.00	11/9/2010 8:32:23 AM
loss-of-control	$50.00	$50.00	11/9/2010 8:36:02 AM
bossmanuc	$48.18	$48.18	11/9/2010 8:01:30 AM
DenimCapital	$25.00	$25.00	11/9/2010 9:05:09 AM
HomerdohNY	$25.00	$25.00	11/9/2010 9:34:09 AM
dudebrah	$25.00	$25.00	11/9/2010 11:53:08 AM
dstolars	$25.00	$25.00	11/9/2010 1:28:34 PM
secondreality	$25.00	$25.00	11/3/2010 6:39:58 PM
Tuss12	$150.00	$150.00	11/5/2010 11:14:27 AM
CommunityArts_Non-profit	$26.85	$26.85	11/5/2010 5:41:41 PM
principal-laser	$100.00	$100.00	11/6/2010 6:48:55 AM
lender12345	$25.00	$25.00	11/6/2010 3:43:44 PM
SolarMoonshine	$50.00	$50.00	11/6/2010 2:43:54 PM
five-star-note	$100.00	$100.00	11/7/2010 8:34:01 AM
blitzen40	$25.00	$25.00	11/7/2010 4:02:31 PM
wlm3012	$25.00	$25.00	11/8/2010 8:12:24 AM
head	$25.00	$25.00	11/8/2010 2:23:14 PM
supreme-hope	$25.00	$25.00	11/8/2010 2:36:50 PM
Moe87	$25.00	$25.00	11/8/2010 3:47:00 PM
Leshan	$33.33	$33.33	11/8/2010 4:15:03 PM
Feyenoord	$25.00	$25.00	11/8/2010 7:50:03 PM
MrRooster101	$25.00	$25.00	11/8/2010 6:26:14 PM
rockhound84	$25.00	$25.00	11/9/2010 12:15:14 AM
thankful-nickel2	$25.00	$25.00	11/8/2010 6:00:26 PM
mbcjk	$48.00	$48.00	11/9/2010 5:18:03 AM
joebob78	$50.00	$50.00	11/9/2010 7:10:03 AM
Mikale360	$25.00	$25.00	11/9/2010 6:54:47 AM
PadreAyudate	$26.78	$26.78	11/9/2010 7:13:26 AM
realtormoises	$25.00	$25.00	11/9/2010 6:04:37 AM
minnesotafinancial	$25.00	$25.00	11/9/2010 7:17:05 AM
niq4soccer	$25.00	$25.00	11/9/2010 8:44:59 AM
red-favorable-basis	$25.00	$25.00	11/9/2010 9:59:38 AM
Milonguero	$100.00	$100.00	11/9/2010 10:17:40 AM
brightest-dignified-penny	$25.00	$25.00	11/9/2010 1:39:49 PM
spike22	$39.26	$39.26	11/9/2010 10:55:22 AM
entertaining-greenback2	$25.40	$25.40	11/9/2010 2:42:18 PM
Nasdaq	$25.00	$25.00	11/9/2010 12:58:03 PM
kinetic-social	$25.00	$25.00	11/9/2010 3:02:58 PM
51 bids
Borrower Payment Dependent Notes Series 482602
This series of Notes was issued and sold upon the funding of the borrower loan #45249, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-03-2010
				Auction end date:	Nov-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.24%	Starting monthly payment:	$54.28
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 40.24%	Final monthly payment:	$54.28

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-1991	Debt/Income ratio:	27%
Credit score:	620-639 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 8	Length of status:	4y 3m
Amount delinquent:	$312	Total credit lines:	18	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$847	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	Yes
Screen name:	kingcake64	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	28 ( 93% )	620-639 (Latest)
Principal borrowed:	$3,001.00	< 31 days late:	2 ( 7% )	700-719 (Feb-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to? pay old medical bills and put a safety cushion in the bank through January.

My financial situation:
I am a good candidate for this loan because? I have already paid one Prosper loan off (early) and I have managed my limited income extremely well. I also will be able to take on a second job after the first of the year.

Monthly net income: $ 1180

Monthly expenses: $
??Housing: $ 299
??Insurance: $ 98
??Car expenses: $ 215
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 80
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $

N.B.: The above figures are based solely on my income; my partner, who also works part-time, contributes to household bills. I need a small short-term loan after having to buy a replacement car a couple of months sooner than expected, having had my checking account cleaned out via debit-card fraud (have police/bank documentation), and while waiting for a couple of slow-paying freelance clients. Substantial tuition and fee increases and price-gouging for parking near my university have taken a toll on my finances in between student loan disbursements.

I have paid off one Prosper loan in full (early!); I'm not sure why it shows two late pays. I know that one payment was late due to a problem with online banking/bill pay. I don't know about the other one. Also, my overall credit utilization is nowhere near 51%, as noted above; I've had several accounts increase my credit limit and have most of those cards at 0% utilization.

Also, be assured that I will pay off this loan in full by February 2011; it's just a stop-gap against any further unforeseen disasters. The interest rate for this listing is extremely high; I hope you will see fit to bid it down. However, I am willing to pay it if the loan is funded. I don't want to risk missing any bill payments whatsoever between now and January. Paying off an old medical bill (the $312 delinquency noted above), replacing a bad doorframe before winter, and putting a few hundred dollars' cushion in the bank would help me sleep much better at night.

I will be able to take on a second part-time job in January; I will be ABD in April and expect the Ph.D. in hand by the following spring. I'm more than happy to answer any questions you might have. Thank you, Prosper community. You have helped me in the past and I hope you will see fit to help me again.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

valiant-liberty4	$25.00	$17.08	11/3/2010 2:43:25 PM
velocity-solo	$25.00	$25.00	11/3/2010 2:39:40 PM
reflective-rupee	$44.00	$44.00	11/3/2010 3:25:50 PM
mikeandcat	$50.00	$50.00	11/4/2010 9:22:30 AM
SolarMoonshine	$25.00	$25.00	11/4/2010 6:03:06 PM
DenimCapital	$100.00	$100.00	11/4/2010 8:23:14 PM
scarlet-velvet	$25.00	$25.00	11/5/2010 8:15:15 PM
twjh	$25.00	$25.00	11/6/2010 1:10:23 PM
GS-ROCK	$25.00	$25.00	11/6/2010 12:52:49 PM
atlas100	$25.00	$25.00	11/7/2010 7:56:26 AM
Artist_Blue	$25.00	$25.00	11/3/2010 2:41:02 PM
penny-plato	$25.00	$25.00	11/3/2010 4:09:50 PM
DasMula	$25.00	$25.00	11/4/2010 3:16:05 PM
Kash2010lu	$50.00	$50.00	11/4/2010 8:15:49 PM
pine643	$35.00	$35.00	11/4/2010 10:10:15 PM
loanman2007	$50.00	$50.00	11/5/2010 5:25:22 AM
principal-laser	$50.00	$50.00	11/5/2010 7:39:08 AM
SV-AZ	$75.00	$75.00	11/5/2010 5:42:15 PM
CommunityArts_Non-profit	$25.00	$25.00	11/5/2010 5:31:46 PM
pietro_torna_indietro	$28.92	$28.92	11/5/2010 11:16:28 PM
blitzen40	$25.00	$25.00	11/6/2010 10:43:32 AM
Bob450	$25.00	$25.00	11/6/2010 8:33:11 PM
lender12345	$25.00	$25.00	11/6/2010 3:44:31 PM
marwadi-62	$300.00	$300.00	11/6/2010 6:41:56 PM
five-star-note	$75.00	$75.00	11/7/2010 8:34:56 AM
25 bids
Borrower Payment Dependent Notes Series 482640
This series of Notes was issued and sold upon the funding of the borrower loan #45269, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-03-2010
				Auction end date:	Nov-10-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$226.18

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	11y 10m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$102,265	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	Yes
Screen name:	kind-efficient-credit	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	760-779 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	760-779 (Feb-2010) 800-819 (Dec-2009)
Principal balance:	$2,433.60	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
A+ Accountant
Purpose of loan:

I am an accountant. This loan will be used to hire independent contractors during the tax season and expand my bookeeping practice after tax season. When we complete are work we are paid within 7 days for electronic returns. We ARE paid immediately or up to 30 days for paper returns. Consequently, the loan works as a line of credit during tax season. It is used as a short term loan for business purposes after tax season.

My financial situation:

I am a good candidate for this loan because I AM A CURRENT INVESTOR WITH PROSPER. (Please feel free to locate me as an investor.) I also have a current loan with Prosper.com. I have been an Accountant since 1997. I am now running my own Accounting practice as a sole practitioner. I have NEVER EVER been late on any payments. I am certain the cash flow will come since my business is a recession proof industry. I am preparing now to be ready for the 2011 tax season. I am also very conservative by nature and training.

My credit score hasn't changed since my initial Prosper loan. It was 760-779 in Feb 2010 and it is currently 760-779. As to why Prosper has me rated as HR, I have no clue. It makes no sense to me. I have the same credit score with about the same amount of debt and income. I even have 8 months of current Prosper history. I believe my rating does not accurately reflect my true risk factor. I will be paying a higher rate while my risk level is much lower.

My outstanding debt is

Home Equity Line of Credit: (Remodeled in 2006)
$54,000 +/-

Credit Card:( Start up Capital for Business)
$29,000 +/-

Car Loan:
$19,000 +/-

Monthly Expenses:

Mortgage and HELOC PITI :2,200
Car Payment: 560
Phones:250
Utilities:100
Food:400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Skeptical-one	$30.00	$30.00	11/3/2010 2:31:35 PM
top-courteous-peso	$50.00	$50.00	11/3/2010 2:32:59 PM
Artist_Blue	$25.00	$25.00	11/3/2010 2:41:02 PM
glroark	$50.00	$50.00	11/3/2010 2:40:13 PM
ZPBSFinancialGroup	$25.50	$25.50	11/3/2010 2:43:38 PM
reflective-rupee	$44.00	$44.00	11/3/2010 3:38:56 PM
NekHoldings	$25.00	$25.00	11/4/2010 5:30:11 AM
Mr-Miracle	$25.00	$25.00	11/4/2010 8:02:46 AM
Johnab	$25.00	$25.00	11/4/2010 3:22:28 PM
power-secret-agent	$25.00	$25.00	11/4/2010 6:12:04 PM
Kash2010lu	$35.00	$35.00	11/4/2010 8:18:07 PM
Thylow	$100.00	$100.00	11/6/2010 1:47:28 PM
loanman2007	$75.00	$75.00	11/7/2010 7:25:49 AM
SolarMoonshine	$25.00	$25.00	11/8/2010 5:22:20 PM
well-mannered-income3	$35.00	$35.00	11/8/2010 7:03:39 PM
supreme-hope	$25.00	$25.00	11/9/2010 10:15:27 AM
loss-of-control	$50.00	$50.00	11/9/2010 3:28:28 PM
loss-of-control	$50.00	$50.00	11/9/2010 3:28:54 PM
reflective-rupee	$44.00	$44.00	11/9/2010 3:57:52 PM
371millwood	$100.00	$100.00	11/9/2010 4:52:58 PM
Kash2010lu	$25.00	$25.00	11/9/2010 6:25:06 PM
genuine-integrity0	$25.00	$25.00	11/9/2010 4:27:46 PM
Saleen06	$69.53	$69.53	11/9/2010 9:17:53 PM
papaloha	$500.00	$500.00	11/9/2010 10:36:34 PM
restless-dime	$25.00	$25.00	11/9/2010 6:35:44 PM
return-grizzly	$100.00	$100.00	11/10/2010 2:25:27 AM
papaloha	$500.00	$500.00	11/9/2010 10:36:10 PM
credit-missile	$25.00	$25.00	11/10/2010 7:46:43 AM
enthusiastic-ore5	$40.00	$40.00	11/10/2010 8:35:46 AM
unger	$100.00	$100.00	11/10/2010 8:19:34 AM
reflective-rupee	$44.00	$44.00	11/10/2010 6:54:59 AM
ultimate-peace	$50.00	$50.00	11/10/2010 10:41:07 AM
credit-missile	$25.00	$25.00	11/10/2010 7:45:36 AM
aquistoyraul	$25.00	$25.00	11/10/2010 11:41:01 AM
GTMoneyMan	$25.00	$25.00	11/10/2010 8:05:52 AM
skillful-asset5	$30.00	$30.00	11/10/2010 1:02:14 PM
gothampark	$25.00	$25.00	11/10/2010 12:40:49 PM
pellet	$30.00	$30.00	11/10/2010 2:13:25 PM
droopie1	$25.00	$25.00	11/10/2010 10:53:31 AM
YoungTaxMan	$50.00	$50.00	11/10/2010 1:43:16 PM
loss-of-control	$50.00	$50.00	11/10/2010 1:57:04 PM
money-fort	$30.00	$30.00	11/10/2010 2:00:26 PM
valiant-liberty4	$25.00	$25.00	11/3/2010 2:43:26 PM
velocity-solo	$25.00	$25.00	11/3/2010 2:39:41 PM
reflective-rupee	$44.00	$44.00	11/3/2010 3:39:07 PM
brother_tam	$50.00	$50.00	11/3/2010 3:43:23 PM
inspiring-reward	$37.76	$37.76	11/3/2010 6:28:06 PM
helping-out	$25.00	$25.00	11/4/2010 10:01:23 AM
jwsun90	$600.00	$209.84	11/4/2010 6:50:53 PM
lendstats_com	$200.00	$200.00	11/8/2010 6:25:48 AM
JGuide	$26.99	$26.99	11/8/2010 9:36:38 AM
loss-of-control	$50.00	$50.00	11/8/2010 3:58:19 PM
seadrg	$25.00	$25.00	11/8/2010 7:34:54 PM
red-favorable-basis	$25.00	$25.00	11/9/2010 10:04:16 AM
reflective-rupee	$44.00	$44.00	11/9/2010 3:57:32 PM
Feyenoord	$25.00	$25.00	11/9/2010 4:18:21 PM
Moe87	$25.00	$25.00	11/9/2010 4:33:38 PM
feb217	$30.00	$30.00	11/9/2010 10:51:19 PM
mcgovern2024	$50.00	$50.00	11/10/2010 6:12:38 AM
Phatt-Daddy	$25.00	$25.00	11/10/2010 6:33:16 AM
Live-Free-or-Die	$100.00	$100.00	11/10/2010 5:40:53 AM
realtormoises	$25.00	$25.00	11/10/2010 6:04:17 AM
credit-missile	$25.00	$25.00	11/10/2010 7:22:10 AM
superb-kindness2	$50.00	$50.00	11/10/2010 7:08:56 AM
Wyatte	$25.00	$25.00	11/10/2010 7:31:57 AM
credit-missile	$25.00	$25.00	11/10/2010 7:45:08 AM
credit-missile	$25.00	$25.00	11/10/2010 7:46:03 AM
desrman	$100.00	$100.00	11/10/2010 7:48:24 AM
Rip128	$65.00	$65.00	11/10/2010 9:29:07 AM
loanman2007	$75.00	$75.00	11/10/2010 5:45:02 AM
Green-Baron	$25.00	$25.00	11/10/2010 5:50:41 AM
versatile-benefit933	$50.00	$50.00	11/10/2010 9:53:10 AM
Rip128	$35.00	$35.00	11/10/2010 6:07:18 AM
blitzen40	$25.00	$25.00	11/10/2010 9:51:55 AM
grampy48	$50.00	$50.00	11/10/2010 6:49:33 AM
PeePaw	$25.00	$25.00	11/10/2010 7:26:42 AM
independent-transaction	$25.00	$25.00	11/10/2010 10:44:58 AM
Bob450	$25.00	$25.00	11/10/2010 7:51:02 AM
Kash2010lu	$25.00	$25.00	11/10/2010 11:18:02 AM
head	$25.00	$25.00	11/10/2010 8:21:10 AM
thebadpelican	$25.00	$25.00	11/10/2010 8:34:42 AM
icon7	$50.00	$50.00	11/10/2010 11:57:44 AM
HomerdohNY	$25.00	$25.00	11/10/2010 8:47:00 AM
mikeandcat	$100.00	$100.00	11/10/2010 9:19:10 AM
PrincessGrace33	$225.38	$225.38	11/10/2010 2:21:55 PM
moola-monger9	$50.00	$50.00	11/10/2010 2:06:26 PM
wealth-multiplier	$25.00	$25.00	11/10/2010 10:01:36 AM
independent-transaction	$25.00	$25.00	11/10/2010 10:45:16 AM
credit-elation1	$25.00	$25.00	11/10/2010 12:53:10 PM
89 bids
Borrower Payment Dependent Notes Series 481063
This series of Notes was issued and sold upon the funding of the borrower loan #45258, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,100.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$127.39
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$127.39

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1999	Debt/Income ratio:	3%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$351	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	favorite-pound1	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Settlement costs for Home purchase
Purpose of loan:
This loan will will be used? for part of the settlement costs?for a home we will be purchasing.? ?

My financial situation:
?my wife and I are employed in fields that provide good income and job security. We have low debt ratio's and utilize credit responsibly. We feel we are good candidates for this loan because we pay our bills in full,on time every month and are financially prepared to pay this loan payment on time every month as well.
Monthly net income: $
? $5,000 individual
? $7876 Joint income (with Spouse)
Monthly expenses: $
??Housing: $ 1650. *(Home we are purchasing?mortgage payment?
is $300. less than the?monthly lease we are currently paying of $1650?)
??Insurance: $ 140.
??Car expenses: $ 50.?

??Utilities: $?410. (Electric & Water/Sewer)
??Phone, cable, internet: $226
??Food, entertainment: $100.
??Clothing, household expenses $ 600 (Food,Clothing,school functions,etc)
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

handshake5	$50.00	$50.00	10/22/2010 2:41:14 PM
Artist_Blue	$25.00	$25.00	10/23/2010 3:42:00 PM
blue-useful-auction	$25.00	$25.00	10/24/2010 12:29:04 PM
supersarah61	$25.00	$25.00	10/24/2010 5:21:37 PM
Ocean713	$44.79	$44.79	10/24/2010 5:21:35 PM
Lam0nt	$25.00	$25.00	10/25/2010 2:01:10 PM
itnAAnti	$25.00	$25.00	10/25/2010 9:15:53 PM
NoCal	$30.00	$30.00	10/26/2010 5:17:32 PM
skuba	$25.00	$25.00	10/26/2010 5:16:22 PM
shmb6508	$50.00	$50.00	10/26/2010 5:17:14 PM
suave-dime6	$25.00	$25.00	10/26/2010 6:03:33 PM
TakeCare	$60.00	$60.00	10/27/2010 4:24:10 PM
SolarMoonshine	$25.00	$25.00	10/27/2010 6:01:01 PM
patriot384	$99.00	$99.00	10/28/2010 10:45:14 AM
Comoparklender	$50.00	$50.00	10/28/2010 10:38:41 AM
tacopants	$50.00	$50.00	10/28/2010 11:33:54 AM
saxaphone6	$25.00	$25.00	10/28/2010 11:56:28 AM
red-power-pecan	$50.00	$50.00	10/28/2010 2:27:01 PM
Wellman	$31.90	$31.90	10/28/2010 2:34:30 PM
Bob450	$25.00	$25.00	10/28/2010 2:35:42 PM
DHolly	$30.00	$30.00	10/29/2010 3:55:20 AM
minnesotafinancial	$25.00	$25.00	10/29/2010 6:30:03 AM
aafg69	$25.00	$25.00	10/29/2010 11:06:32 AM
velocity-solo	$25.00	$25.00	10/29/2010 9:43:24 AM
HammerSmith	$25.00	$25.00	10/29/2010 11:31:26 AM
One_Lolo	$25.00	$25.00	10/29/2010 11:52:59 AM
interstellar	$50.00	$50.00	10/29/2010 10:38:37 AM
LeoBUSIIT	$25.00	$25.00	10/29/2010 11:56:44 AM
Great-White-Shark	$25.00	$25.00	10/29/2010 1:42:02 PM
bid-czar8	$25.00	$25.00	10/22/2010 2:40:52 PM
radiant-loan5	$200.00	$200.00	10/22/2010 2:41:28 PM
valiant-liberty4	$25.00	$25.00	10/22/2010 2:46:12 PM
successful-agreement7	$100.00	$100.00	10/22/2010 3:26:43 PM
SDNLR	$25.00	$25.00	10/22/2010 5:47:34 PM
balance-handshake7	$25.00	$25.00	10/23/2010 6:26:43 AM
inspiring-reward	$25.00	$25.00	10/24/2010 9:21:21 AM
unassassinable	$25.00	$25.00	10/25/2010 9:06:47 AM
natural-greenback6	$25.00	$25.00	10/25/2010 6:10:14 PM
Bob450	$25.00	$25.00	10/25/2010 8:45:28 PM
teller	$50.00	$50.00	10/26/2010 7:50:01 PM
musegaze	$100.00	$100.00	10/26/2010 7:50:03 PM
frogperson	$250.00	$250.00	10/26/2010 9:51:40 PM
reflective-rupee	$33.00	$33.00	10/27/2010 3:25:21 PM
compassion-accelerator	$25.00	$25.00	10/27/2010 8:53:44 PM
graceful-investment	$25.00	$25.00	10/28/2010 8:01:57 AM
momoney2lend	$25.00	$25.00	10/28/2010 1:59:58 AM
neutrino6	$25.00	$25.00	10/28/2010 10:30:31 AM
simplelender80	$200.00	$200.00	10/28/2010 3:04:40 PM
himistu22	$25.00	$25.00	10/29/2010 4:29:06 AM
asiaratt	$50.00	$50.00	10/28/2010 10:05:36 PM
sagan	$25.00	$25.00	10/29/2010 9:47:24 AM
point-kitten6	$50.00	$50.00	10/29/2010 6:33:41 AM
Zipcut	$25.00	$25.00	10/29/2010 8:12:15 AM
credible-balance0	$25.00	$25.00	10/29/2010 9:42:11 AM
PeePaw	$25.00	$25.00	10/29/2010 1:16:04 PM
friendinmoney	$32.18	$32.18	10/29/2010 9:55:49 AM
anton	$800.00	$414.13	10/29/2010 10:37:21 AM
EngineersAlliance	$100.00	$100.00	10/29/2010 10:38:43 AM
businessguy29	$25.00	$25.00	10/29/2010 10:17:36 AM
DasMula	$25.00	$25.00	10/29/2010 11:50:44 AM
dinero-launcher	$25.00	$25.00	10/29/2010 2:12:58 PM
61 bids
Borrower Payment Dependent Notes Series 481141
This series of Notes was issued and sold upon the funding of the borrower loan #45271, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Oct-22-2010
				Auction end date:	Oct-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	36.00% / 42.39%	Starting monthly payment:	$45.80
Final lender yield:	34.00%	Final borrower rate/APR:	36.00% / 42.40%	Final monthly payment:	$45.80

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2000	Debt/Income ratio:	8%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 6	Length of status:	3y 0m
Amount delinquent:	$1,047	Total credit lines:	24	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,351	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	trade-harbor0	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay for vehicle parts and vacation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

valiant-liberty4	$25.00	$6.04	10/22/2010 2:45:39 PM
marwadi-62	$100.00	$100.00	10/23/2010 6:32:52 PM
double22	$50.00	$50.00	10/26/2010 2:38:51 PM
kingston1	$25.00	$25.00	10/26/2010 9:10:44 PM
kycats01	$25.00	$25.00	10/27/2010 10:21:16 AM
mrxtravis	$50.00	$50.00	10/28/2010 8:45:18 AM
jwsun90	$251.97	$251.97	10/28/2010 9:31:01 PM
mark1017-31	$27.39	$27.39	10/28/2010 6:20:42 PM
Montiesholdings	$25.00	$25.00	10/29/2010 6:11:06 AM
Bob450	$25.00	$25.00	10/29/2010 10:06:42 AM
coyone	$66.36	$66.36	10/29/2010 10:05:42 AM
Rogelio48	$25.00	$25.00	10/29/2010 10:31:56 AM
SolarMoonshine	$25.00	$25.00	10/23/2010 5:15:50 PM
vine99	$50.00	$50.00	10/25/2010 9:14:49 PM
loanermn	$48.24	$48.24	10/28/2010 8:54:05 AM
Montiesholdings	$25.00	$25.00	10/28/2010 9:36:16 AM
Asian-Persuasion	$25.00	$25.00	10/28/2010 2:07:32 PM
aquistoyraul	$25.00	$25.00	10/29/2010 1:19:13 PM
One_Lolo	$25.00	$25.00	10/29/2010 1:49:24 PM
Saleen06	$25.00	$25.00	10/29/2010 11:26:54 AM
ultimate-peace	$25.00	$25.00	10/29/2010 11:48:25 AM
noble-marketplace	$25.00	$25.00	10/29/2010 2:07:55 PM
Lubava	$25.00	$25.00	10/29/2010 1:24:39 PM
23 bids
Borrower Payment Dependent Notes Series 482041
This series of Notes was issued and sold upon the funding of the borrower loan #45260, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Oct-28-2010
				Auction end date:	Nov-04-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$224.34
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$224.34

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-1993	Debt/Income ratio:	29%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,250	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	encouraging-money0	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Future RN
Purpose of loan:
This loan will be used to?pay for school expenses.?

My financial situation:
I am a good candidate for this loan because?I have a good repayment history.? I do not borrow?more than what I can afford to pay back.?

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 969
??Insurance: $ 70
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $?150
??Food, entertainment: $?100
??Clothing, household expenses $?0
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

radiant-loan5	$200.00	$200.00	10/28/2010 3:31:17 PM
zone6	$100.00	$100.00	10/28/2010 3:06:22 PM
SDNLR	$25.00	$25.00	10/28/2010 3:35:24 PM
glimmering-point	$25.00	$25.00	10/28/2010 3:35:55 PM
nybanker85	$25.00	$25.00	10/28/2010 6:21:00 PM
valiant-liberty4	$25.00	$25.00	10/28/2010 3:32:38 PM
Comoparklender	$25.00	$25.00	10/28/2010 3:35:06 PM
ericb674	$25.00	$25.00	10/28/2010 9:35:38 PM
simplelender80	$200.00	$200.00	10/28/2010 3:36:09 PM
unforgettable-order9	$50.00	$50.00	10/28/2010 6:20:49 PM
texrob20	$25.00	$25.00	10/29/2010 1:58:06 AM
Rob717171	$25.00	$25.00	10/28/2010 9:37:03 PM
Diamond_Jim	$25.00	$25.00	10/28/2010 9:37:09 PM
dime-reaction	$30.40	$30.40	10/29/2010 5:13:00 AM
villagers	$25.00	$25.00	10/29/2010 6:15:04 AM
atothez	$50.00	$50.00	10/29/2010 6:33:10 AM
washboard1	$26.19	$26.19	10/28/2010 11:32:21 PM
nowits10	$25.00	$25.00	10/28/2010 11:39:13 PM
zen1cent	$25.00	$25.00	10/29/2010 6:40:38 AM
parsec9	$25.00	$25.00	10/29/2010 12:54:02 AM
hope-equation	$50.00	$50.00	10/29/2010 7:51:03 AM
ThisGuyIKnow	$25.00	$25.00	10/29/2010 1:57:47 AM
r0b3m4n	$25.00	$25.00	10/29/2010 1:58:31 AM
JGB	$47.29	$47.29	10/29/2010 1:58:27 AM
balance-handshake7	$25.00	$25.00	10/29/2010 7:53:07 AM
green-discrete-responsibility	$25.00	$25.00	10/29/2010 10:19:38 AM
inspiring-reward	$42.61	$42.61	10/29/2010 11:55:34 AM
imlosttoo	$25.00	$25.00	10/29/2010 1:14:32 PM
tlswms	$29.00	$29.00	10/29/2010 7:49:09 PM
SolarMoonshine	$25.00	$25.00	10/29/2010 4:13:04 PM
MM1207	$25.00	$25.00	10/30/2010 8:09:52 AM
bid-czar8	$25.00	$25.00	10/30/2010 10:34:25 PM
tech310	$25.00	$25.00	10/31/2010 9:43:45 PM
handshake5	$100.00	$100.00	11/1/2010 7:12:48 AM
platinum-celebration4	$25.00	$25.00	11/1/2010 9:40:18 AM
natural-greenback6	$25.00	$25.00	11/1/2010 6:54:19 PM
108lender	$100.00	$100.00	11/1/2010 4:47:32 PM
velocity-motivator6	$25.00	$25.00	11/1/2010 7:08:33 PM
fund-secret-agent	$25.00	$25.00	11/1/2010 11:08:40 PM
point-tornado	$25.00	$25.00	11/1/2010 10:04:06 PM
kulender	$50.00	$50.00	11/2/2010 6:20:41 AM
economy-producer	$25.00	$25.00	11/2/2010 10:58:09 AM
greenback-guard	$25.00	$25.00	11/2/2010 1:22:59 PM
IIP77	$25.00	$25.00	11/2/2010 3:34:15 PM
nickel-hickory	$25.00	$25.00	11/2/2010 3:40:06 PM
platinum-cargo	$50.00	$50.00	11/2/2010 4:44:44 PM
oath163	$25.00	$25.00	11/2/2010 6:46:53 PM
Rogelio48	$25.00	$25.00	11/3/2010 5:23:05 AM
back-scratchers	$25.00	$25.00	11/3/2010 5:09:25 AM
larrybird	$150.00	$150.00	11/3/2010 7:04:37 AM
worthy-bid8	$25.00	$25.00	11/3/2010 7:24:30 AM
scoobiedoo	$25.00	$25.00	11/3/2010 9:42:08 AM
bid-treaty	$36.00	$36.00	11/3/2010 9:58:43 AM
droopie1	$25.00	$25.00	11/3/2010 10:00:18 AM
profit-powerplant	$50.00	$50.00	11/3/2010 9:45:04 AM
best-coin-miser	$25.00	$25.00	11/3/2010 4:03:38 PM
Investoman	$25.00	$25.00	11/3/2010 5:48:13 PM
loss-of-control	$50.00	$50.00	11/3/2010 6:06:37 PM
money-bauble	$25.00	$25.00	11/4/2010 1:51:46 AM
musegaze	$25.00	$25.00	11/4/2010 6:58:09 AM
wwwUniversal	$25.00	$25.00	11/4/2010 8:31:16 AM
reflective-cash0	$50.00	$50.00	11/4/2010 8:33:18 AM
Katburg	$25.00	$25.00	11/4/2010 6:09:55 AM
shmb6508	$47.71	$47.71	11/4/2010 8:33:04 AM
sagan	$25.00	$6.53	11/4/2010 9:13:28 AM
bold-direct-asset	$50.00	$50.00	11/4/2010 9:42:54 AM
GodsEconomy	$100.00	$100.00	11/4/2010 10:31:30 AM
Lubava	$25.00	$25.00	11/4/2010 10:49:57 AM
a-golden-deal	$50.00	$50.00	11/4/2010 12:56:28 PM
Nerdster1	$25.01	$25.01	11/4/2010 2:31:01 PM
dedicated-diversification5	$68.75	$68.75	10/28/2010 3:06:48 PM
JagFan	$25.00	$25.00	10/28/2010 3:44:36 PM
BlindJoeDeath	$50.00	$50.00	10/28/2010 3:20:16 PM
special-currency6	$25.00	$25.00	10/28/2010 5:26:04 PM
seasonedinvestor	$25.19	$25.19	10/28/2010 6:01:19 PM
Ocean713	$50.00	$50.00	10/28/2010 3:35:19 PM
Banker7371	$25.00	$25.00	10/28/2010 10:16:21 PM
kmprospeo	$50.00	$50.00	10/28/2010 11:40:03 PM
the-money-gargantuan	$25.00	$25.00	10/28/2010 3:35:07 PM
Artist_Blue	$25.00	$25.00	10/28/2010 11:44:58 PM
beakerfish	$54.82	$54.82	10/28/2010 5:55:20 PM
awesome-trade	$25.00	$25.00	10/28/2010 7:01:02 PM
rhightower003	$25.00	$25.00	10/29/2010 2:18:58 AM
forthright-dedication	$25.00	$25.00	10/28/2010 5:25:59 PM
cablenews	$25.00	$25.00	10/28/2010 9:37:08 PM
beakerfish	$50.00	$50.00	10/28/2010 5:54:53 PM
cbllender	$25.00	$25.00	10/29/2010 5:12:55 AM
moola-wildebeest3	$25.00	$25.00	10/28/2010 9:43:08 PM
87Marc	$25.00	$25.00	10/28/2010 10:08:03 PM
supersarah61	$25.00	$25.00	10/29/2010 7:53:09 AM
coloradoloanman	$25.00	$25.00	10/29/2010 1:55:00 AM
iLoaner	$25.00	$25.00	10/29/2010 1:58:25 AM
Tammy102800	$25.00	$25.00	10/29/2010 1:59:06 AM
lloyd_s	$25.00	$25.00	10/28/2010 11:46:04 PM
czar3	$40.00	$40.00	10/29/2010 2:20:13 AM
listing-trapper3	$25.73	$25.73	10/29/2010 7:15:51 AM
velocity-solo	$25.00	$25.00	10/29/2010 9:45:48 AM
blue-useful-auction	$25.00	$25.00	10/29/2010 10:09:17 AM
Sokarnox	$25.00	$25.00	10/29/2010 9:06:39 AM
noble-revenue	$50.00	$50.00	10/29/2010 11:58:03 AM
successful-agreement7	$98.23	$98.23	10/29/2010 9:59:42 AM
studious-principal5	$25.00	$25.00	10/29/2010 11:58:06 AM
suave-dime6	$25.00	$25.00	10/29/2010 3:13:17 PM
graceful-investment	$33.55	$33.55	10/31/2010 7:04:28 AM
thatguyoverseas	$25.00	$25.00	11/1/2010 6:03:36 AM
retired272	$25.00	$25.00	11/1/2010 1:47:10 PM
helping-out	$25.00	$25.00	11/1/2010 7:20:33 PM
flwah	$25.00	$25.00	11/2/2010 7:49:20 AM
worthy-bid4	$100.00	$100.00	11/2/2010 9:43:52 AM
penny-plato	$25.00	$25.00	11/2/2010 12:11:24 PM
missing-link	$100.00	$100.00	11/2/2010 2:17:32 PM
gold-cluster	$100.00	$100.00	11/2/2010 3:35:41 PM
Bob450	$25.00	$25.00	11/2/2010 10:14:42 PM
finance-solo	$25.00	$25.00	11/3/2010 5:09:36 AM
RedCentre	$100.00	$100.00	11/3/2010 9:21:31 AM
ethicalhumanist	$25.00	$25.00	11/3/2010 12:51:43 PM
TakeCare	$50.00	$50.00	11/3/2010 3:03:53 PM
Magog12	$25.00	$25.00	11/3/2010 3:03:02 PM
NoCal	$30.00	$30.00	11/3/2010 3:05:39 PM
tearingstar	$35.00	$35.00	11/3/2010 4:02:45 PM
generous-deal6	$25.00	$25.00	11/3/2010 4:02:49 PM
vigorous-velocity	$100.00	$100.00	11/3/2010 8:34:12 PM
foothillender	$25.00	$25.00	11/4/2010 7:10:52 AM
checzwick	$25.00	$25.00	11/4/2010 8:35:24 AM
asiaratt	$41.24	$41.24	11/4/2010 8:31:08 AM
note-mad-scientist	$31.75	$31.75	11/4/2010 9:50:23 AM
brightest-dignified-penny	$25.00	$25.00	11/4/2010 10:56:18 AM
127 bids
Borrower Payment Dependent Notes Series 482115
This series of Notes was issued and sold upon the funding of the borrower loan #45257, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,050.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$183.21
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$183.21

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Apr-2000	Debt/Income ratio:	55%
Credit score:	620-639 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,918	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	tuckerpb2	Borrower's state:	Georgia	Borrower's group:	BORROWERS - LARGEST GROUP
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	40 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	640-659 (Sep-2009) 640-659 (Aug-2009) 560-579 (Sep-2008) 560-579 (Jun-2008)
Principal balance:	$1,129.85	31+ days late:	0 ( 0% )
Total payments billed:	40
Description
I need help for my grandmother
Please I need help. Late in September My grandmother fell and broke her hip and shoulder. She is now in a nursing home/rehab center.
They say it will take upto 12 week to get her back to normal.
The Problem is that her insurance will pay upto 30 days. We are working to get her nursing home medicaid but that may take another month for all the paperwork to finish. I am trying to get a loan to pay for one month.
It is $135\day so for 30 days it is $4050.

I get $1182.00 take home each mounth. I also get $200. from
my nephew and $600 from my grandmother for household expensises.

From that I pay
home: 450\m
truck: 335\m
inshurance 150\m
power 75\m
water 13\m
internet\phone\tv 179\m
1st franklin loans 100\m
(had both dish washer and washing machine go bad)
current prosper loan 64\m
cc payments 150\m
cell phone 70/\m

This is a total of 1568.00 in payment per month. Minus what i get each month that leaves $414.00. Now I am shure that i can get her sone to help pay if not all of it. but this shoes that i can make the payments. I am also currently looking for a second part time job.
So is you can please help me.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

glroark	$50.00	$50.00	11/1/2010 3:34:26 PM
Tuss12	$100.00	$100.00	11/1/2010 7:23:59 PM
investment-artist	$25.00	$25.00	11/3/2010 9:37:53 AM
zone6	$100.00	$100.00	11/3/2010 10:42:28 PM
reflective-rupee	$44.00	$44.00	11/4/2010 8:52:46 AM
reflective-rupee	$44.00	$44.00	11/4/2010 8:53:04 AM
well-mannered-income3	$35.00	$35.00	11/4/2010 7:22:57 PM
brondero	$44.00	$44.00	11/5/2010 1:15:05 AM
supreme-hope	$25.00	$25.00	11/5/2010 2:33:28 AM
NekHoldings	$25.00	$25.00	11/5/2010 5:30:21 AM
silvercertificate	$25.00	$25.00	11/5/2010 7:54:15 AM
papaloha	$1,000.00	$1,000.00	11/5/2010 8:42:57 PM
YoungTaxMan	$69.92	$69.92	11/5/2010 9:04:18 PM
loanman2007	$25.00	$25.00	11/6/2010 7:26:13 AM
DasMula	$25.00	$25.00	11/6/2010 8:53:22 AM
AlexTrep	$25.00	$25.00	11/6/2010 2:15:59 PM
realtormoises	$25.00	$25.00	11/6/2010 2:18:58 PM
CaliforniaSun	$25.00	$25.00	11/6/2010 3:14:11 PM
lender12345	$25.00	$25.00	11/6/2010 3:35:53 PM
head	$25.00	$25.00	11/6/2010 6:33:55 PM
marwadi-62	$300.00	$300.00	11/6/2010 6:37:07 PM
Leshan	$28.49	$28.49	11/6/2010 4:55:43 PM
PXM-Financial	$45.00	$45.00	11/6/2010 7:06:38 PM
JustMee	$25.00	$25.00	11/1/2010 6:51:04 PM
Jasmel	$75.00	$75.00	11/1/2010 7:01:20 PM
reflective-rupee	$44.00	$44.00	11/4/2010 8:53:16 AM
gain-implementer	$300.00	$256.59	11/5/2010 3:23:33 AM
sgt-schultz	$25.00	$25.00	11/6/2010 4:07:55 AM
Aberdeen	$999.00	$999.00	11/5/2010 8:43:16 PM
deepblue34	$30.00	$30.00	11/6/2010 7:22:32 AM
chameleon125	$100.00	$100.00	11/6/2010 7:51:06 AM
DasMula	$25.00	$25.00	11/6/2010 8:53:06 AM
DasMula	$25.00	$25.00	11/6/2010 8:53:54 AM
Kash2010lu	$50.00	$50.00	11/6/2010 7:28:54 AM
EEasyMoney	$25.00	$25.00	11/6/2010 7:49:09 AM
blitzen40	$35.00	$35.00	11/6/2010 10:36:06 AM
AAe	$25.00	$25.00	11/6/2010 11:03:17 AM
gothampark	$25.00	$25.00	11/6/2010 3:16:30 PM
fabulous-community4	$25.00	$25.00	11/6/2010 1:45:02 PM
Bob450	$25.00	$25.00	11/6/2010 8:25:57 PM
desrman	$100.00	$100.00	11/7/2010 7:23:20 AM
41 bids
Borrower Payment Dependent Notes Series 482271
This series of Notes was issued and sold upon the funding of the borrower loan #45251, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 34.63%	Starting monthly payment:	$77.40
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 22.37%	Final monthly payment:	$65.98

Auction yield range:	16.71% - 30.00%	Estimated loss impact:	19.30%
Lender servicing fee:	1.00%	Estimated return:	-1.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1980	Debt/Income ratio:	22%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 13	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	56	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,536	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	No
Screen name:	laddertosuccess	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	32 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,950.00	< 31 days late:	0 ( 0% )	620-639 (Sep-2009) 620-639 (Aug-2009) 560-579 (Jul-2008) 560-579 (May-2008)
Principal balance:	$244.25	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
Paying off my American Express
Purpose of loan:
This loan will be used to? pay off my higher interest American Express Card.

My financial situation:
I am a good candidate for this loan because? I have had three Prosper loans.? Two have been paid off and one will be paid off by the end of the year.? All of my payments have been on or before the due date.? I am very happy that the Prosper lenders have enabled me to pay off a few cards and look forward to paying my American Express.? I would like to reciprocate the assistance by having the interest go to those who will help me get a better rate than a financial conglomerate.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 350
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 50
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

clemclan	$25.00	$25.00	11/7/2010 7:21:19 PM
jhouman	$25.00	$25.00	11/8/2010 3:19:52 PM
SIU_Saluki_Lending	$25.00	$25.00	11/8/2010 9:16:50 PM
wlm3012	$25.00	$25.00	11/9/2010 7:09:07 AM
bunnybear	$32.53	$32.53	11/9/2010 8:04:31 AM
doopers	$50.00	$50.00	11/9/2010 10:27:48 AM
ddamenace	$30.00	$30.00	11/9/2010 10:00:44 AM
OPEO	$25.00	$25.00	11/9/2010 10:53:48 AM
credit-missile	$25.00	$25.00	11/9/2010 12:13:19 PM
ScottCapital	$25.00	$25.00	11/9/2010 11:44:39 AM
FinanceEngine	$30.00	$30.00	11/9/2010 12:59:44 PM
LittleMingo	$29.54	$29.54	11/9/2010 10:56:32 AM
credit-missile	$25.00	$25.00	11/9/2010 12:14:00 PM
Steffy1976	$25.00	$25.00	11/9/2010 1:46:10 PM
attractive-rate	$25.00	$25.00	11/9/2010 2:56:43 PM
atlas100	$100.00	$100.00	11/9/2010 3:00:20 PM
friendinmoney	$25.00	$25.00	11/9/2010 2:47:30 PM
EretzCapital	$25.00	$25.00	11/9/2010 3:03:08 PM
investment-artist	$25.00	$25.00	11/8/2010 9:05:40 AM
drluong	$25.00	$25.00	11/8/2010 3:03:56 PM
bughead	$25.00	$25.00	11/8/2010 6:00:27 PM
Astyanax	$100.00	$100.00	11/8/2010 6:18:53 PM
fcb202	$47.45	$47.45	11/9/2010 2:38:45 AM
PadreAyudate	$25.00	$25.00	11/9/2010 7:13:06 AM
bullwink27	$25.00	$25.00	11/9/2010 3:55:14 AM
credit-guard5	$25.00	$25.00	11/9/2010 9:01:12 AM
thisbucksforu	$25.00	$25.00	11/9/2010 7:30:57 AM
FutureLenderEC	$25.00	$1.66	11/9/2010 9:54:33 AM
420limo	$309.66	$309.66	11/9/2010 9:50:26 AM
cbivitz	$200.00	$200.00	11/9/2010 10:37:55 AM
420limo	$200.00	$200.00	11/9/2010 9:48:24 AM
jpaulnyc	$29.16	$29.16	11/9/2010 11:21:38 AM
honey-money	$25.00	$25.00	11/9/2010 12:56:26 PM
simeonthewhale	$25.00	$25.00	11/9/2010 11:15:01 AM
balance-river	$25.00	$25.00	11/9/2010 11:18:36 AM
Catz_aplenty	$30.00	$30.00	11/9/2010 12:54:56 PM
economy-popcorn	$25.00	$25.00	11/9/2010 2:30:28 PM
Moe87	$35.00	$35.00	11/9/2010 2:56:50 PM
38 bids
Borrower Payment Dependent Notes Series 482299
This series of Notes was issued and sold upon the funding of the borrower loan #45246, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-08-2010

Starting lender yield:	21.99%	Starting borrower rate/APR:	22.99% / 26.45%	Starting monthly payment:	$69.67
Final lender yield:	16.00%	Final borrower rate/APR:	17.00% / 20.33%	Final monthly payment:	$64.17

Auction yield range:	10.71% - 21.99%	Estimated loss impact:	10.17%
Lender servicing fee:	1.00%	Estimated return:	5.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1999	Debt/Income ratio:	5%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	14y 4m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,585	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	15	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	big33guns	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	540-559 (Dec-2007)
Principal balance:	$126.32	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Paying off high int. credit cards
Purpose of loan:
This loan will be used to? pay off 3 of my high interest credit cards

My financial situation:
I am a good candidate for this loan because?I am making improvements on my credit report yearly and have learned from past mistakes?

Monthly net income: $ 2840.00

Monthly expenses: $
??Housing: $967.00
??Insurance: $123.00
??Car expenses: $
??Utilities: $130.00?
??Phone, cable, internet: $276.00
??Food, entertainment: $200.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $145.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MoneyForNothing	$45.16	$45.16	11/1/2010 11:15:27 PM
interloode	$150.00	$150.00	11/3/2010 1:45:16 PM
jsnryn	$57.29	$38.08	11/5/2010 1:57:39 PM
marwadi-62	$300.00	$300.00	11/6/2010 6:38:41 PM
mistrmark	$50.00	$50.00	11/7/2010 12:23:05 PM
nashibaksi	$25.00	$25.00	11/7/2010 6:38:59 PM
ustfu	$25.00	$25.00	11/8/2010 12:02:40 AM
LendingMind	$25.00	$25.00	11/8/2010 3:02:00 AM
McDeeter	$50.00	$50.00	11/8/2010 6:13:04 AM
outofoffice	$75.00	$75.00	11/8/2010 9:53:06 AM
ralf206	$25.51	$25.51	11/8/2010 8:31:17 AM
jonnysixgun	$31.06	$31.06	11/8/2010 1:28:22 PM
honey-money	$25.00	$25.00	11/8/2010 11:23:22 AM
jpblan11	$141.02	$141.02	11/8/2010 11:41:15 AM
Nasdaq	$25.00	$25.00	11/8/2010 12:54:31 PM
euphoria8	$25.00	$25.00	11/4/2010 2:56:22 AM
precious-coin3	$25.00	$25.00	11/4/2010 3:33:17 PM
enthusiastic-credit2	$25.00	$25.00	11/5/2010 10:19:03 PM
interstellar	$50.00	$50.00	11/6/2010 10:51:05 AM
investment-artist	$25.00	$25.00	11/6/2010 8:39:40 AM
lender12345	$25.00	$25.00	11/6/2010 3:37:24 PM
doopers	$25.00	$25.00	11/7/2010 11:46:30 AM
seadogs	$25.00	$25.00	11/7/2010 9:10:37 AM
Leshan	$66.66	$66.66	11/8/2010 8:40:36 AM
FinanceEngine	$30.00	$30.00	11/8/2010 10:59:29 AM
attractive-point956	$25.00	$25.00	11/8/2010 10:45:31 AM
atlas100	$100.00	$100.00	11/8/2010 10:23:37 AM
amor1962	$25.00	$25.00	11/8/2010 10:34:19 AM
Chesterite	$25.00	$25.00	11/8/2010 12:31:27 PM
transamerican	$25.00	$25.00	11/8/2010 1:16:20 PM
wild-orange	$50.00	$50.00	11/8/2010 11:06:20 AM
ddamenace	$30.00	$30.00	11/8/2010 11:40:52 AM
RecoveryLender	$39.35	$39.35	11/8/2010 11:58:04 AM
grampy48	$25.00	$25.00	11/8/2010 12:40:03 PM
Gaelicman	$75.00	$75.00	11/8/2010 12:49:48 PM
slwholesales	$28.16	$28.16	11/8/2010 12:57:02 PM
36 bids
Borrower Payment Dependent Notes Series 482373
This series of Notes was issued and sold upon the funding of the borrower loan #45248, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%	Auction start date:	Nov-02-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.75%	Starting monthly payment:	$49.76
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 31.43%	Final monthly payment:	$44.32

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	25.44%
Lender servicing fee:	1.00%	Estimated return:	-0.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jan-1995	Debt/Income ratio:	41%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$13,517	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	shiny-hope	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	800-819 (Aug-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to?
consolidate three small bills into one,which will save me about $200.00 a month.
My financial situation:
I am a good candidate for this loan because?
I have excellent credit, and zero late payments on my credit history. My last prosper loan was paid off in 11 months without any late payments. Loans are very hard to get, and prosper is my best chance. My job is very secure. The loan amount is small so it has a better chance of funding. My last listing for this loan was so close I had to try agiain.?Thank you to every one who bid last time . The amount requested has been lowered, so hopefully it fund. Thank you for taking the time to read my description, and considering me.
heMonthly net income: $
My monthly income is around $3,200 depending on how much overtime I work. Most of the household bills are split with my wife, how also works full time.
Monthly expenses: $
??Housing: $ 950
??Insurance: $ 175
??Car expenses: $400
??Utilities: $ 100
??Phone, cable, internet: $?200
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

realtormoises	$25.00	$25.00	11/8/2010 5:38:57 AM
doopers	$25.00	$25.00	11/8/2010 8:46:31 AM
Feyenoord	$25.00	$25.00	11/8/2010 7:55:11 PM
Tizzo27	$35.00	$35.00	11/8/2010 7:45:30 PM
FinanceEngine	$25.00	$25.00	11/8/2010 5:09:24 PM
SIU_Saluki_Lending	$25.00	$25.00	11/8/2010 9:18:24 PM
thisbucksforu	$25.00	$25.00	11/9/2010 7:33:22 AM
Bob450	$25.00	$25.00	11/9/2010 7:46:54 AM
wlm3012	$25.00	$25.00	11/9/2010 7:11:21 AM
credit-guard5	$25.00	$25.00	11/9/2010 9:01:52 AM
Fire2	$25.00	$25.00	11/9/2010 8:01:26 AM
onecooldrink	$25.00	$25.00	11/9/2010 11:09:46 AM
credit-missile	$25.00	$25.00	11/9/2010 12:15:33 PM
tigercat	$50.00	$50.00	11/9/2010 10:59:07 AM
simeonthewhale	$25.00	$25.00	11/9/2010 11:16:04 AM
emance	$50.00	$50.00	11/7/2010 6:56:00 AM
Weiler63	$100.00	$100.00	11/7/2010 8:53:27 PM
silver-parsec	$30.00	$30.00	11/8/2010 8:21:03 AM
Leshan	$33.33	$33.33	11/9/2010 8:04:18 AM
minnesotafinancial	$25.00	$25.00	11/9/2010 7:08:11 AM
OPEO	$25.00	$25.00	11/9/2010 10:55:28 AM
cbivitz	$175.00	$175.00	11/9/2010 10:42:02 AM
credit-missile	$25.00	$25.00	11/9/2010 12:16:55 PM
credit-missile	$25.00	$25.00	11/9/2010 12:15:05 PM
jhernand17	$25.00	$25.00	11/9/2010 12:57:20 PM
Mikale360	$25.00	$25.00	11/9/2010 10:49:47 AM
payout-reaction740	$25.00	$14.30	11/9/2010 2:33:28 PM
economy-popcorn	$25.00	$25.00	11/9/2010 2:23:48 PM
Moe87	$25.00	$25.00	11/9/2010 2:54:51 PM
LKCGICG	$25.00	$25.00	11/9/2010 2:58:41 PM
kinetic-social	$30.00	$30.00	11/9/2010 3:18:49 PM
EretzCapital	$32.37	$32.37	11/9/2010 3:06:28 PM
32 bids
Borrower Payment Dependent Notes Series 482455
This series of Notes was issued and sold upon the funding of the borrower loan #45239, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,200.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-05-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$243.99
Final lender yield:	12.40%	Final borrower rate/APR:	13.40% / 15.55%	Final monthly payment:	$243.99

Auction yield range:	5.71% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1994	Debt/Income ratio:	33%
Credit score:	760-779 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	17y 4m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,663	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	stable-basis3	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	760-779 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	720-739 (Apr-2010)
Principal balance:	$7,904.03	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Paying off credit card & medical
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DDPrime	$100.00	$100.00	11/1/2010 3:20:36 PM
natural-affluence4	$25.00	$25.00	11/1/2010 3:22:00 PM
enthralling-deal180	$50.00	$50.00	11/1/2010 3:26:51 PM
the-profit-oracle	$25.00	$25.00	11/1/2010 3:32:39 PM
graceful-investment	$100.00	$100.00	11/1/2010 3:34:17 PM
generous-deal6	$50.00	$50.00	11/1/2010 3:35:19 PM
mjunlimited	$50.00	$50.00	11/1/2010 3:21:07 PM
Weaverville	$50.00	$50.00	11/1/2010 3:37:06 PM
skuba	$25.00	$25.00	11/1/2010 3:23:08 PM
GCInvestments	$25.00	$25.00	11/1/2010 3:24:41 PM
indomitable-coin	$50.00	$50.00	11/1/2010 3:39:03 PM
organized-payment6	$25.00	$25.00	11/1/2010 3:27:18 PM
loyalty-sherpa	$50.00	$50.00	11/1/2010 3:28:30 PM
jdwillcox	$100.00	$100.00	11/1/2010 3:26:09 PM
nickel-ferret	$50.00	$50.00	11/1/2010 3:27:36 PM
MM1207	$25.00	$25.00	11/1/2010 3:33:53 PM
flopcat	$25.00	$25.00	11/1/2010 3:34:43 PM
riproaringrapids	$25.00	$25.00	11/1/2010 3:32:54 PM
Interstate_Rate	$50.00	$50.00	11/1/2010 3:38:40 PM
tech310	$50.00	$50.00	11/1/2010 3:37:23 PM
inspiring-reward	$75.00	$75.00	11/1/2010 4:14:21 PM
108lender	$150.00	$150.00	11/1/2010 4:46:27 PM
studious-bonus7	$100.00	$100.00	11/2/2010 5:32:07 AM
ichibon	$150.00	$150.00	11/2/2010 8:13:39 AM
kegs	$150.00	$150.00	11/2/2010 9:52:35 AM
Aristocrat	$25.00	$25.00	11/2/2010 10:49:53 AM
reflective-rupee	$444.00	$444.00	11/2/2010 12:15:42 PM
bentheretoo	$125.00	$125.00	11/2/2010 6:57:24 PM
a-finance-nirvana	$25.00	$25.00	11/3/2010 1:58:55 AM
grf1945	$50.00	$50.00	11/3/2010 9:28:21 AM
rmpedi33	$50.00	$50.00	11/3/2010 10:01:53 AM
chinolatino	$25.00	$25.00	11/3/2010 3:36:21 PM
alpinaut	$25.00	$25.00	11/3/2010 3:32:09 PM
Pacific-Bank	$50.00	$50.00	11/3/2010 3:43:04 PM
PatRichi	$25.00	$25.00	11/3/2010 3:41:56 PM
CAGE-Investments	$25.00	$25.00	11/3/2010 3:52:55 PM
tntmojave	$25.00	$25.00	11/3/2010 3:55:54 PM
julijask	$35.00	$35.00	11/3/2010 3:56:50 PM
horse697	$50.00	$50.00	11/3/2010 3:50:25 PM
point-kitten6	$50.00	$50.00	11/3/2010 3:56:02 PM
goodfaithAK	$25.00	$25.00	11/3/2010 3:58:22 PM
vigorous-velocity	$100.00	$100.00	11/3/2010 8:28:11 PM
Bullish	$25.00	$25.00	11/3/2010 11:21:26 PM
Ven58	$25.00	$25.00	11/4/2010 1:00:23 AM
Katburg	$35.00	$35.00	11/4/2010 6:08:48 AM
gjh37	$34.65	$34.65	11/4/2010 11:18:56 AM
bright-investment	$25.00	$25.00	11/4/2010 10:13:00 AM
reward-tsunami7	$50.00	$50.00	11/4/2010 11:54:35 AM
investment-comet	$25.00	$25.00	11/4/2010 11:52:43 AM
shmb6508	$50.00	$50.00	11/4/2010 11:55:11 AM
Tradesmanlender	$35.00	$35.00	11/4/2010 11:56:14 AM
microlender67	$50.00	$50.00	11/4/2010 1:03:40 PM
Sam65	$25.00	$25.00	11/4/2010 4:38:22 PM
hidavehi	$99.00	$99.00	11/4/2010 5:07:09 PM
helpishere777	$25.00	$25.00	11/4/2010 5:53:34 PM
rhodylend	$25.00	$25.00	11/4/2010 5:16:27 PM
systematic-dollar9	$25.00	$25.00	11/4/2010 3:48:21 PM
BangBros	$50.00	$4.29	11/4/2010 8:03:15 PM
DJReflections	$25.00	$25.00	11/5/2010 1:27:36 AM
biofred	$25.00	$25.00	11/5/2010 5:01:13 AM
Mindful7	$25.00	$25.00	11/5/2010 10:26:30 AM
DreamIsReal	$25.00	$25.00	11/5/2010 9:17:23 AM
ray1051	$25.00	$25.00	11/1/2010 3:20:46 PM
handshake5	$100.00	$100.00	11/1/2010 3:24:12 PM
rescue	$100.00	$100.00	11/1/2010 3:25:52 PM
williemc44	$50.00	$50.00	11/1/2010 3:06:58 PM
GElender	$75.00	$75.00	11/1/2010 3:06:39 PM
jazzlender	$50.00	$50.00	11/1/2010 3:11:13 PM
simplelender80	$100.00	$100.00	11/1/2010 3:33:21 PM
efficient-treasure0	$25.00	$25.00	11/1/2010 3:36:14 PM
bold-durability-drum	$50.00	$50.00	11/1/2010 3:21:37 PM
orange-dollar-guild	$25.00	$25.00	11/1/2010 3:38:04 PM
BxRealtor	$25.00	$25.00	11/1/2010 3:23:41 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:41:51 PM
narblark	$50.00	$50.00	11/1/2010 3:28:47 PM
doncm	$50.00	$50.00	11/1/2010 3:29:02 PM
rjleves	$50.00	$50.00	11/1/2010 3:34:52 PM
Artist_Blue	$25.00	$25.00	11/1/2010 3:40:04 PM
money-bauble	$100.00	$100.00	11/1/2010 4:15:41 PM
larrybird	$150.00	$150.00	11/1/2010 3:42:43 PM
successful-agreement7	$100.00	$100.00	11/1/2010 4:22:40 PM
subtle-revenue0	$25.00	$25.00	11/1/2010 4:33:07 PM
radforj22	$25.00	$25.00	11/1/2010 6:43:53 PM
teller	$29.82	$29.82	11/1/2010 6:43:25 PM
tearingstar	$50.00	$50.00	11/1/2010 8:44:45 PM
GeorgiaGator	$40.00	$40.00	11/2/2010 6:52:04 AM
reflective-cash0	$75.00	$75.00	11/2/2010 5:56:36 AM
icchok	$50.00	$50.00	11/2/2010 5:56:55 AM
brazilofmux	$50.00	$50.00	11/2/2010 5:32:35 AM
inspired-investment8	$50.00	$50.00	11/2/2010 8:59:23 AM
flwah	$25.00	$25.00	11/2/2010 7:43:43 AM
balanced-bill7	$50.00	$50.00	11/2/2010 7:28:37 AM
valiant-liberty4	$25.00	$25.00	11/2/2010 9:13:30 AM
wampum-chorus3	$25.00	$25.00	11/2/2010 2:34:33 PM
maldok1	$25.00	$25.00	11/2/2010 4:16:31 PM
missing-link	$50.00	$50.00	11/2/2010 4:00:38 PM
chlebie	$50.00	$50.00	11/2/2010 4:06:57 PM
comet55	$25.00	$25.00	11/2/2010 6:43:53 PM
best-coin-miser	$25.00	$25.00	11/2/2010 4:30:48 PM
balance6	$25.00	$25.00	11/2/2010 8:55:48 PM
investment-comet	$25.00	$25.00	11/2/2010 9:14:55 PM
PK_USMC	$25.00	$25.00	11/2/2010 10:41:14 PM
silvercertificate	$25.00	$25.00	11/3/2010 9:13:34 AM
dedicated-transaction796	$50.00	$50.00	11/3/2010 9:35:53 AM
melodious-fairness	$25.00	$25.00	11/3/2010 10:41:51 AM
Banker7371	$25.00	$25.00	11/3/2010 10:25:01 AM
bid-computer	$25.00	$25.00	11/3/2010 3:10:14 PM
point-shooter	$50.00	$50.00	11/3/2010 3:42:50 PM
13nd3r	$25.00	$25.00	11/3/2010 3:40:15 PM
anders94	$25.00	$25.00	11/3/2010 3:52:16 PM
irrelevant	$25.00	$25.00	11/3/2010 3:52:47 PM
gracej	$25.00	$25.00	11/3/2010 3:56:40 PM
addlending	$50.00	$50.00	11/3/2010 3:58:25 PM
laufer32304	$50.00	$50.00	11/3/2010 3:51:43 PM
the-money-position	$50.00	$50.00	11/3/2010 3:56:35 PM
plentiful-reward	$50.00	$50.00	11/3/2010 3:58:13 PM
kmr2	$200.00	$200.00	11/3/2010 6:28:10 PM
nunnie	$25.00	$25.00	11/3/2010 6:12:01 PM
greenback-guard	$25.00	$25.00	11/3/2010 9:23:24 PM
payout-reaction740	$25.00	$25.00	11/3/2010 9:23:28 PM
Phantom99	$25.00	$25.00	11/4/2010 1:10:58 AM
objective-investor	$150.00	$150.00	11/4/2010 3:44:35 AM
dzukas	$50.00	$50.00	11/4/2010 4:57:26 AM
seabass123	$25.00	$25.00	11/4/2010 8:58:31 AM
gain-gourd	$100.00	$100.00	11/4/2010 9:37:06 AM
outofoffice	$50.00	$50.00	11/4/2010 10:19:11 AM
wonderful-revenue0	$25.00	$25.00	11/4/2010 10:34:47 AM
TrustPlus	$50.00	$50.00	11/4/2010 11:54:57 AM
deal-vibrato	$50.00	$50.00	11/4/2010 11:54:55 AM
dobied	$25.00	$25.00	11/4/2010 1:03:32 PM
psa1995	$34.02	$34.02	11/4/2010 11:54:28 AM
Vegas777	$25.00	$25.00	11/4/2010 12:38:23 PM
phillipd48	$25.00	$25.00	11/4/2010 2:27:49 PM
galvatron	$50.00	$50.00	11/4/2010 2:26:57 PM
InspireLife	$25.00	$25.00	11/4/2010 3:33:43 PM
IIP77	$25.00	$25.00	11/4/2010 3:26:03 PM
bentheretoo	$100.00	$100.00	11/4/2010 3:28:57 PM
MVP2008	$40.00	$40.00	11/4/2010 4:20:03 PM
Finchy78	$25.00	$25.00	11/4/2010 5:11:25 PM
Go_Ducks	$25.00	$25.00	11/4/2010 3:57:57 PM
silver-baby	$25.00	$25.00	11/4/2010 6:53:20 PM
superb-funds335	$25.00	$25.00	11/4/2010 7:56:51 PM
Aimvest	$25.00	$25.00	11/4/2010 6:44:12 PM
FadSaolAgat	$44.22	$44.22	11/4/2010 7:58:19 PM
phaded	$25.00	$25.00	11/5/2010 11:35:59 AM
honey-money	$25.00	$25.00	11/5/2010 11:51:12 AM
146 bids
Borrower Payment Dependent Notes Series 482773
This series of Notes was issued and sold upon the funding of the borrower loan #45266, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%	Auction start date:	Nov-04-2010
				Auction end date:	Nov-10-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.24%	Starting monthly payment:	$54.28
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 38.18%	Final monthly payment:	$52.93

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	38.48%
Lender servicing fee:	1.00%	Estimated return:	-6.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Oct-2000	Debt/Income ratio:	Not calculated
Credit score:	620-639 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,571	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	hutogw	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,800.00	< 31 days late:	0 ( 0% )	760-779 (Aug-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Paying for Teaching Certification
Purpose of loan:
I recently got a new position as a teacher in Baltimore City, after having been unemployed for a little over a year.? Since I did not go to school to become a teacher, I opted for a alternative route program where I can get certified in three years.? Because of this, I have to pay for classes which will enable me to become a fully certified teacher, my ultimate goal.? I will use the money to pay for my first year's class.

My financial situation:
I am a good candidate for this loan because I have never defaulted on a loan and will make sure that all of my creditors are paid.

Monthly net income: $ 48,184

Monthly expenses: $
??Housing: $905
??Insurance: $0
??Car expenses: $387
??Utilities: $0
??Phone, cable, internet: $98
??Food, entertainment: $50
??Clothing, household expenses $40
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi there, do you have a sense why your prosper score is so low? There is nothing particularly dramatic in your credit profile to suggest such a high default rate. Just curious. Thanks and good luck. - green-rapid-openness
A: Hello, I'm pretty sure it's because I had to get another car recently, my 11 year old Honda decided to die on the freeway! Because I was getting the car financed I had a lot of inquiries. I've noticed that my credit score went down after I got my car. (Nov-09-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

glroark	$50.00	$50.00	11/4/2010 2:46:56 PM
Skeptical-one	$31.00	$31.00	11/4/2010 2:47:56 PM
reflective-rupee	$44.00	$44.00	11/4/2010 2:49:37 PM
Kash2010lu	$25.00	$25.00	11/4/2010 6:08:16 PM
loanman2007	$50.00	$50.00	11/9/2010 6:27:14 AM
SolarMoonshine	$25.00	$25.00	11/9/2010 4:10:45 AM
dudebrah	$25.00	$25.00	11/9/2010 1:11:12 PM
supreme-hope	$25.00	$25.00	11/9/2010 10:22:06 AM
honey-money	$25.00	$25.00	11/9/2010 5:28:47 PM
nickelasaurus-rex	$25.00	$25.00	11/9/2010 5:05:41 PM
silver-parsec	$30.00	$30.00	11/9/2010 11:22:32 PM
turbobunny	$50.00	$50.00	11/10/2010 12:07:51 AM
alexgalt	$100.00	$100.00	11/10/2010 12:40:34 AM
boodo	$125.62	$125.62	11/10/2010 9:24:06 AM
bunnybear	$25.00	$25.00	11/10/2010 11:56:05 AM
beans53	$25.00	$25.00	11/10/2010 11:17:03 AM
paqattack	$25.00	$25.00	11/10/2010 8:52:34 AM
droopie1	$26.52	$26.52	11/10/2010 12:41:25 PM
penny-plato	$50.00	$50.00	11/4/2010 5:46:58 PM
restless-dime	$52.00	$52.00	11/8/2010 7:10:06 AM
Fire2	$25.00	$25.00	11/8/2010 8:34:47 AM
five-star-note	$106.75	$106.75	11/9/2010 10:23:05 AM
shrewd-income	$50.00	$50.00	11/9/2010 10:17:37 PM
loanman2007	$25.00	$25.00	11/10/2010 5:06:12 AM
superb-kindness2	$50.00	$50.00	11/10/2010 7:08:05 AM
green-rapid-openness	$50.00	$50.00	11/9/2010 9:53:32 PM
nanaof7	$25.00	$25.00	11/10/2010 10:01:47 AM
verticalhorizon	$51.15	$9.10	11/10/2010 9:39:54 AM
WZ3190	$25.01	$25.01	11/10/2010 12:33:32 PM
29 bids
Borrower Payment Dependent Notes Series 482937
This series of Notes was issued and sold upon the funding of the borrower loan #45265, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-05-2010
				Auction end date:	Nov-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1987	Debt/Income ratio:	28%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	28y 3m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$500	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	helpimmediately	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 93% )	700-719 (Latest)
Principal borrowed:	$8,000.00	< 31 days late:	2 ( 7% )	700-719 (Sep-2010) 700-719 (May-2010) 680-699 (Apr-2008)
Principal balance:	$1,570.82	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Bathroom and Kitchen Repair
Purpose of loan:
This loan will be used to? home is over 60 years old and bathroom and kitchen is in need?of repair.

My financial situation:
I am a good candidate for this loan because? with my last prosper loan I have always paid and have a steady income. I have worked in the same place for 28 years and will continue working there.

Monthly net income: $ 2,600

Monthly expenses: $ (Share these with my husband, retired teacher, earns around 2,500 a month)
??Housing: $ 525
??Insurance: $ 220
??Car expenses: $?550
??Utilities: $ 250
??Phone, cable, internet: $?150
??Food, entertainment: $ 100
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

velocity-solo	$25.00	$25.00	11/5/2010 3:30:36 PM
brother_tam	$50.00	$50.00	11/5/2010 3:23:20 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:45:57 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:45:09 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:45:43 PM
loan-tycoon0	$25.00	$25.00	11/5/2010 3:56:14 PM
DasMula	$25.00	$25.00	11/6/2010 9:00:41 AM
Kash2010lu	$50.00	$50.00	11/6/2010 7:32:32 AM
economy-popcorn	$25.00	$25.00	11/6/2010 2:47:58 PM
Amber_Stone	$25.00	$25.00	11/6/2010 9:14:37 PM
realtormoises	$25.00	$25.00	11/6/2010 3:13:13 PM
inspiring-reward	$43.25	$43.25	11/7/2010 10:15:36 PM
innovator2	$100.00	$100.00	11/7/2010 6:49:58 PM
loanman2007	$50.00	$50.00	11/8/2010 4:16:17 AM
penny-sergeant	$25.00	$25.00	11/7/2010 7:49:11 PM
silvercertificate	$25.00	$25.00	11/8/2010 6:52:30 AM
diversification-maple1	$25.22	$25.22	11/7/2010 10:15:30 PM
restless-dime	$26.00	$26.00	11/8/2010 7:22:01 AM
Thylow	$25.00	$25.00	11/7/2010 10:42:12 PM
371millwood	$100.00	$87.57	11/8/2010 7:57:13 AM
Kennfusion	$100.00	$100.00	11/8/2010 3:21:03 AM
SV-AZ	$50.00	$50.00	11/8/2010 9:17:30 AM
social-hunter5	$34.39	$34.39	11/8/2010 8:27:14 AM
Artist_Blue	$25.00	$25.00	11/5/2010 3:37:09 PM
valiant-liberty4	$25.00	$25.00	11/5/2010 3:31:34 PM
forthright-dedication	$25.00	$25.00	11/5/2010 3:37:53 PM
agiovasil	$182.30	$182.30	11/5/2010 3:41:54 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:45:23 PM
atlas100	$25.00	$25.00	11/5/2010 5:39:28 PM
selector568	$50.00	$50.00	11/5/2010 8:26:21 PM
glroark	$50.00	$50.00	11/5/2010 8:18:27 PM
Mr-Miracle	$25.00	$25.00	11/6/2010 4:33:42 AM
MM1207	$25.00	$25.00	11/6/2010 9:21:16 AM
blitzen40	$25.00	$25.00	11/6/2010 10:45:14 AM
Thylow	$25.00	$25.00	11/6/2010 2:41:26 PM
SolarMoonshine	$25.00	$25.00	11/6/2010 2:45:17 PM
innovator2	$50.00	$50.00	11/7/2010 7:14:52 PM
green-rapid-openness	$50.00	$50.00	11/7/2010 9:39:28 PM
green-rapid-openness	$50.00	$50.00	11/7/2010 9:39:09 PM
wlm3012	$25.00	$25.00	11/8/2010 8:14:50 AM
jpollar	$25.00	$25.00	11/8/2010 8:25:00 AM
buffalobills	$25.00	$25.00	11/8/2010 9:22:01 AM
investment-artist	$25.00	$25.00	11/8/2010 9:23:34 AM
dudebrah	$25.00	$25.00	11/8/2010 9:53:48 AM
SV-AZ	$50.00	$50.00	11/8/2010 9:08:47 AM
five-star-note	$150.27	$150.27	11/8/2010 1:44:37 PM
46 bids
Borrower Payment Dependent Notes Series 482939
This series of Notes was issued and sold upon the funding of the borrower loan #45261, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,900.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-04-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$78.08
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$78.08

Auction yield range:	10.57% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-1989	Debt/Income ratio:	42%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	21 / 18	Length of status:	7y 11m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$122,730	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	Yes
Screen name:	spry-repayment	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Improving Energy Efficiency of Home
Purpose of loan:
This loan will be used to improve the energy efficiency of our home. Goal is to reduce our annual utility bill by $500.00.

My financial situation:
I am a good candidate for this loan because I have an excellent payment history, and?have been?employed for almost eight years by my current employer with very good prospects for growth.

Monthly net income: $ 5,972.00

Monthly expenses: $ 4,779.00
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain your very high revolving debt level and your high debt-to-income ratio. Thanks and best wishes. - reflective-rupee
A: We have a child with Asperger's Syndrome who requires behavior therapy. These sessions are not covered by insurance, cost is about $30,000/year. The therapy will cease in 10 more months when the child enters Kindergarten. Thank you. (Nov-05-2010)
Q: Please list all of your major debts (balance, creditor name, type of credit line, interest rate). Thanks much. - reflective-rupee
A: $39,000, BofA, Personal Loan, 9.99% $21,000, AT&T Universal, Credit Card, 17.99% $16,000, FIA, Credit Card, 15.99% $11,000, Chase, Credit Card, 10.79% $4,900, Elan, Credit Card, 12.99% (Nov-05-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$200.00	$200.00	11/4/2010 2:46:26 PM
missing-link	$100.00	$100.00	11/4/2010 2:44:35 PM
bid-czar8	$50.00	$50.00	11/4/2010 2:48:27 PM
velocity-solo	$25.00	$25.00	11/4/2010 2:47:50 PM
Artist_Blue	$25.00	$25.00	11/4/2010 3:25:00 PM
bigbryan98	$25.00	$25.00	11/4/2010 3:33:36 PM
balance-handshake7	$25.00	$25.00	11/4/2010 3:46:00 PM
87Marc	$25.00	$25.00	11/4/2010 3:41:49 PM
nybanker85	$38.23	$38.23	11/4/2010 3:43:31 PM
SDNLR	$25.00	$25.00	11/4/2010 3:46:01 PM
tech310	$25.00	$25.00	11/4/2010 3:46:23 PM
parsec9	$25.00	$25.00	11/4/2010 3:46:25 PM
Comoparklender	$25.00	$25.00	11/4/2010 7:41:23 PM
Speculator	$30.00	$30.00	11/4/2010 7:58:24 PM
radiant-loan5	$95.99	$95.99	11/4/2010 10:27:09 PM
lloyd_s	$25.00	$25.00	11/5/2010 1:58:52 AM
platinum-hunter7	$25.00	$25.00	11/5/2010 6:45:50 AM
dedicated-diversification5	$28.93	$28.93	11/5/2010 8:07:44 AM
blue-useful-auction	$25.00	$25.00	11/5/2010 8:52:26 AM
best-point-flow	$50.00	$50.00	11/5/2010 12:55:15 PM
forthright-dedication	$33.02	$33.02	11/5/2010 11:48:36 AM
platinum-celebration4	$25.00	$25.00	11/5/2010 3:39:33 PM
nickel-hickory	$25.00	$25.00	11/5/2010 5:34:04 PM
frogperson	$300.00	$300.00	11/6/2010 8:58:07 PM
WinterUSMC	$30.00	$30.00	11/7/2010 2:01:36 PM
propertytransformer	$30.00	$30.00	11/4/2010 3:25:08 PM
reflective-rupee	$44.00	$44.00	11/4/2010 2:54:06 PM
precious-coin3	$25.00	$25.00	11/4/2010 3:33:33 PM
moola-wildebeest3	$25.00	$25.00	11/5/2010 4:18:15 AM
valiant-liberty4	$25.00	$25.00	11/5/2010 7:45:04 AM
bountiful-durability	$50.00	$50.00	11/5/2010 3:43:00 PM
supersarah61	$50.00	$50.00	11/6/2010 7:48:32 PM
Thylow	$100.00	$100.00	11/6/2010 3:21:37 PM
money-bauble	$25.00	$25.00	11/7/2010 8:40:20 AM
kulender	$50.00	$50.00	11/7/2010 9:09:08 AM
credit-bliss8	$25.00	$19.83	11/7/2010 1:48:03 PM
Requiem	$25.00	$25.00	11/7/2010 3:17:46 PM
first-serene-credit	$50.00	$50.00	11/7/2010 10:05:59 PM
loyalist1	$50.00	$50.00	11/8/2010 8:25:30 AM
d_grbg	$25.00	$25.00	11/8/2010 10:59:38 AM
40 bids
Borrower Payment Dependent Notes Series 483059
This series of Notes was issued and sold upon the funding of the borrower loan #45254, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-05-2010
				Auction end date:	Nov-09-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$134.61
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$134.61

Auction yield range:	13.57% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1999	Debt/Income ratio:	35%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 14	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,708	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	durability-mulberry	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	720-739 (Dec-2009)
Principal balance:	$1,120.04	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
My daughters Wedding
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

supreme-benefit	$25.00	$25.00	11/5/2010 3:13:42 PM
responsive-rate884	$50.00	$50.00	11/5/2010 3:13:56 PM
rhightower003	$25.00	$25.00	11/5/2010 3:16:56 PM
WorldlyWorker	$25.00	$25.00	11/5/2010 3:13:58 PM
Interstate_Rate	$50.00	$50.00	11/5/2010 3:16:13 PM
transaction-circuit	$50.00	$50.00	11/5/2010 3:21:37 PM
bid-czar8	$25.00	$25.00	11/5/2010 3:31:25 PM
missing-link	$100.00	$100.00	11/5/2010 3:29:17 PM
simplelender80	$200.00	$200.00	11/5/2010 3:30:29 PM
swoosh	$25.00	$25.00	11/5/2010 3:32:39 PM
Banker7371	$25.00	$25.00	11/5/2010 3:35:19 PM
forthright-dedication	$25.00	$25.00	11/5/2010 3:37:47 PM
Comoparklender	$25.00	$25.00	11/5/2010 3:33:37 PM
valiant-liberty4	$25.00	$25.00	11/5/2010 3:33:52 PM
dedicated-diversification5	$38.04	$38.04	11/5/2010 3:40:28 PM
Ocean713	$50.00	$50.00	11/5/2010 3:43:28 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:43:41 PM
Diamond_Jim	$25.00	$25.00	11/5/2010 3:40:56 PM
gustavzantanon	$25.00	$25.00	11/5/2010 3:36:45 PM
HHP	$25.00	$25.00	11/5/2010 3:37:19 PM
DasMula	$25.00	$25.00	11/5/2010 4:09:56 PM
371millwood	$100.00	$100.00	11/5/2010 7:51:35 PM
Bob450	$25.00	$25.00	11/5/2010 9:44:49 PM
glroark	$28.01	$28.01	11/5/2010 8:18:28 PM
shellstar	$25.00	$25.00	11/6/2010 11:58:46 AM
lender12345	$25.00	$25.00	11/6/2010 3:45:00 PM
Thylow	$25.00	$25.00	11/6/2010 1:47:38 PM
econgineer	$25.00	$25.00	11/7/2010 8:41:07 AM
buffalobills	$25.00	$25.00	11/8/2010 9:22:23 AM
silvercertificate	$25.00	$25.00	11/8/2010 6:53:16 AM
calbertrand	$25.00	$25.00	11/8/2010 7:05:02 AM
social-heart	$51.00	$51.00	11/8/2010 1:20:57 PM
Mr-Miracle	$25.00	$25.00	11/8/2010 9:37:36 PM
d_grbg	$25.00	$25.00	11/9/2010 3:24:36 AM
NekHoldings	$25.00	$25.00	11/9/2010 4:55:48 AM
fabulous-community4	$25.00	$25.00	11/9/2010 3:27:36 AM
mikeandcat	$100.00	$100.00	11/9/2010 9:32:18 AM
reflective-rupee	$44.00	$44.00	11/9/2010 9:54:05 AM
svandgts	$25.00	$25.00	11/5/2010 3:14:11 PM
cablenews	$25.00	$25.00	11/5/2010 3:14:26 PM
Lam0nt	$25.00	$25.00	11/5/2010 3:13:22 PM
nilonc1	$50.00	$50.00	11/5/2010 3:24:22 PM
unassassinable	$25.00	$25.00	11/5/2010 3:13:24 PM
israel15	$25.00	$25.00	11/5/2010 3:16:49 PM
Evan_Safe	$25.00	$25.00	11/5/2010 3:16:53 PM
velocity-solo	$25.00	$25.00	11/5/2010 3:30:42 PM
nybanker85	$25.00	$25.00	11/5/2010 3:33:27 PM
Artist_Blue	$25.00	$25.00	11/5/2010 3:36:57 PM
tech310	$25.00	$25.00	11/5/2010 3:34:05 PM
villagers	$25.00	$25.00	11/5/2010 3:33:25 PM
special-currency6	$50.00	$50.00	11/5/2010 3:33:30 PM
supersarah61	$25.00	$25.00	11/5/2010 3:43:22 PM
MM1207	$25.00	$25.00	11/5/2010 3:42:40 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:43:26 PM
balance-handshake7	$25.00	$25.00	11/5/2010 3:43:30 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:44:10 PM
washboard1	$50.00	$50.00	11/5/2010 3:43:25 PM
SDNLR	$25.00	$13.76	11/5/2010 3:43:34 PM
reflective-rupee	$44.00	$44.00	11/5/2010 3:43:54 PM
SolarMoonshine	$25.00	$25.00	11/5/2010 5:26:54 PM
Kash2010lu	$50.00	$50.00	11/5/2010 7:30:35 PM
courteous-kindness1	$50.00	$50.00	11/5/2010 6:37:11 PM
sensible-fund	$50.00	$50.00	11/7/2010 7:47:40 AM
realtormoises	$25.00	$25.00	11/6/2010 3:12:51 PM
whatreality	$25.00	$25.00	11/7/2010 4:14:32 PM
honey-money	$25.00	$25.00	11/7/2010 5:12:54 PM
nodebt2012	$25.00	$25.00	11/7/2010 9:01:10 PM
One_Lolo	$25.00	$25.00	11/7/2010 10:43:00 PM
Kqwik	$25.00	$25.00	11/8/2010 12:38:49 AM
CommunityArts_Non-profit	$25.00	$25.00	11/8/2010 3:00:55 PM
lucrative-loan	$49.19	$49.19	11/8/2010 4:05:49 PM
SFBank	$250.00	$250.00	11/8/2010 6:10:44 PM
bondhedger	$25.00	$25.00	11/9/2010 2:40:28 AM
transaction-circuit	$100.00	$100.00	11/9/2010 9:53:08 AM
wwwUniversal	$25.00	$25.00	11/9/2010 9:12:51 AM
wizardii	$25.00	$25.00	11/9/2010 12:05:34 PM
76 bids